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Exhibit 10.35

MI DEVELOPMENTS (MARYLAND) INC.,
a Delaware corporation

– and –

MI DEVELOPMENTS INC.

– and –

LAUREL RACING ASSOCIATION LIMITED PARTNERSHIP,
a Maryland limited partnership

    LAUREL LANDS, HOWARD COUNTY, MARYLAND
AGREEMENT OF PURCHASE AND SALE

i

ARTICLE 8 INTERIM MATTERS
8.1	Interim Period	18
8.2	Approvals of the Purchaser	18
8.3	Notice of Default	18
8.4	Approvals	19
8.5	Risk of Condemnation and Eminent Domain	19
8.6	General Covenants of the Vendor	19
ARTICLE 9 ENVIRONMENTAL INDEMNIFICATION
9.1	Environmental Indemnification by the Vendor	20
9.2	Assignability of Environmental Indemnification	20
ARTICLE 10 PROFIT PARTICIPATION
10.1	Profit Participation	20
ARTICLE 11 GUARANTEE
11.1	Guarantee to the Vendor	22
ARTICLE 12 GENERAL
12.1	As-Is/Where-Is Transaction	23
12.2	No Registration	23
12.3	Obligations as Covenants	23
12.4	Tender	23
12.5	Relationship of the Parties	23
12.6	Amendment of Agreement	23
12.7	Notices	24
12.8	Lawyers as Agents	25
12.9	Confidentiality	25
12.10	No Solicitation	25
12.11	Further Assurances	25
12.12	Entire Agreement	25
12.13	Waiver	25
12.14	Survival after Termination	25
12.15	Survival	26
12.16	Assignment	26
12.17	Successors and Assigns	26
12.18	Counterparts	26

ii

AGREEMENT OF PURCHASE AND SALE

            MEMORANDUM OF AGREEMENT made as of the 7th day of February, 2007.

B E T W E E N:

      MI DEVELOPMENTS (MARYLAND) INC.
      a Delaware corporation,
      (hereinafter referred to as the "      Purchaser"),

OF THE FIRST PART,

– and –

      MI DEVELOPMENTS INC.
      (hereinafter referred to as the "      Guarantor"),

OF THE SECOND PART,

– and –

      LAUREL RACING ASSOCIATION LIMITED PARTNERSHIP,
      a Maryland limited partnership,
      (hereinafter referred to as the "      Vendor"),

OF THE THIRD PART.

        WHEREAS the Vendor is the owner of the Subject Assets (as hereinafter defined);

        AND WHEREAS the Vendor wishes to sell the Subject Assets and the Purchaser wishes to purchase the Subject Assets from the Vendor on the terms and conditions contained in this Agreement;

        AND WHEREAS the Guarantor has entered into this Agreement solely and exclusively to provide a guarantee of those obligations of the Purchaser that arise only by virtue of Section 10.1;

        NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and the sum of $10.00 paid by each of the Vendor and the Purchaser to the other and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1       Definitions

        In this Agreement the terms defined in this Section 1.1 shall have the following meanings, unless the context expressly or by necessary implication otherwise requires:

"Adjustment Date" means the Closing Date;

"Adjustments" has the meaning ascribed thereto in Section 3.2;

"Agreement", "this Agreement", "the Agreement", "hereto", "hereof", "herein", "hereby", "hereunder" and similar expressions mean or refer to this Agreement, as amended or supplemented from time to time in writing by the parties hereto;

"Applicable Laws" means all statutes, laws, by-laws, regulations, ordinances and orders of governmental or other public authorities having jurisdiction;

"Approved Contracts" means any Contracts entered into after the date of this Agreement for which the Purchaser has been given its approval in accordance with Section 8.2

"Approved Leases" means any Leases entered into after the date of this Agreement for which the Purchaser has been given its approval in accordance with Section 8.2;

"Article", "Section" and "Subsection" mean and refer to the specified Article, Section and Subsection of this Agreement;

"Assignment and Assumption of Leases" means an assignment and assumption agreement pursuant to which the Vendor assigns to the Purchaser all of the Vendor's right, title and interest in and to the Existing Leases and the Approved Leases (if any), and pursuant to which the Purchaser assumes all of the Vendor's obligations under the Existing Leases and the Approved Leases (if any) so assigned to the extent they relate to the period after the Closing Date, such agreement to be substantially in the form attached hereto as Schedule B;

"Balance" has the meaning ascribed thereto in Section 3.1;

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or obligated to close under the laws of the United States of America or the State of Maryland;

"Claims" means claims, suits, proceedings, liabilities, obligations, losses, damages, penalties, judgments, costs, expenses, fines, disbursements, legal fees on a substantial indemnity basis, interest, demands and actions of any nature or any kind whatsoever;

"Closing" means the closing of the Transaction;

"Closing Date" means February 7, 2007, as such date may be extended in accordance with the provisions of this Agreement, or such other date as the Vendor and the Purchaser may agree in writing;

"Closing Documents" means the agreements, instruments and other deliveries to be delivered on the Closing pursuant to Sections 6.2 and 6.3;

"Contracts" means any contracts and agreements entered into by the Vendor or by which the Vendor is bound in respect of the severance, development, construction, management, leasing, maintenance or operation of the Property;

"Deed" has the meaning ascribed thereto in Subsection 6.2(a);

"Due Diligence" has the meaning ascribed thereto in Section 2.4(a);

"Due Diligence Date" means February 6, 2007;

"Encumbrances" means all mortgages, pledges, charges, liens, debentures, trust deeds, assignments by way of security, security interests, conditional sales contracts or other title retention agreements or similar interests or instruments charging, or creating a security interest in the Subject Assets or any part thereof or interest therein, and any agreements, leases, licences, occupancy agreements, options, easements, rights of way, restrictions, executions or other encumbrances (including notices or other registrations in respect of any of the foregoing) affecting title to the Subject Assets or any part thereof or interest therein;

"Environmental Laws" means all applicable federal, state, municipal and local laws, including without limitation all statutes, by-laws and regulations and all orders, directives and decisions rendered by, and policies, instructions, guidelines and similar guidance of, any ministry, department or administrative or regulatory agency relating to the protection of the environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, packaging, transport, handling, containment, clean-up or other remediation or corrective action of any Hazardous Substances;

"Environmental Permits" means all licences, permits, approvals, consents, certificates, registrations and other authorizations issued pursuant to Environmental Laws;

"Environmental Reports" means reports, audits and studies of the nature described in Subsections 2.2(i);

"Escrow Agent" has the meaning ascribed thereto in Section 6.1;

"Estoppel Letters" means an estoppel letter dated on or prior the Closing Date in favour of the Vendor from each of the occupants of the Residences, such letter to be in a form mutually agreed upon by the Vendor and the Purchaser, each acting reasonably;

"Execution Date" means the date as of which this Agreement is made, as set out in the first page of this Agreement;

"Existing Contracts" means Contracts in force on the date of this Agreement, which are listed on Schedule C attached hereto;

"Existing Leases" means Leases in force on the date of this Agreement, which are listed on Schedule D attached hereto;

"Final Adjustment Date" means has the meaning ascribed thereto in Section 3.2;

"Governmental Authority" means any government, regulatory authority, government department, agency, commission, board, tribunal or court having jurisdiction over the property;

"Hazardous Substances" means any pollutants, contaminants, chemicals, deleterious substances, waste (including without limitation industrial, toxic or hazardous wastes), petroleum or petroleum products, asbestos, PCBs, underground storage tanks and the contents thereof, flammable materials, radioactive materials, and/or molds as defined in Environmental Laws;

"IRR" has the meaning ascribed thereto in Subsection 10.1(a);

"Indemnity Period" has the meaning ascribed thereto in Section 9.1;

"Interim Closing Documents" has the meaning ascribed thereto in Section 6.5;

"Lands" means the fee simple interest in lands and premises having an area of approximately 64 acres located adjacent to Laurel Park in Howard Country, Maryland, bounded by the CSX rail line to the South, the Patuxent River to the West, US Route 1 to the North, and Whiskey Bottom Road and Brock Bridge Road to the Northeast and East, and legally described in the attached Schedule A, together with all easements, rights-of-way and other rights and interests appurtenant thereto and any and all improvements located therein;

"Leases" means any agreements to lease, leases, renewals of leases and other rights (including licences) granted by or on behalf of the Vendor or its predecessors in title as owner of the Property which entitle any Person to possess or occupy any space within the Property, together with all security, guarantees and indemnities relating thereto, other than the oral arrangements between the Vendor and the occupants of the Residences;

"Non-Waiver Notice" has the meaning ascribed thereto in Subsection 2.4(b).

"Notice" has the meaning ascribed thereto in Section 12.7;

"Permits" means, to the extent assignable, all the right, title, benefit and interest of the Vendor in any and all licenses (other than pari mutuel or other horse racing or gaming related licenses), franchises, governmental and other approvals, development rights and permits relating to the Lands in the Vendor's possession or control;

"Permitted Encumbrances" means unregistered and registered encumbrances, liens, agreements and other instruments affecting the Property which have been accepted by the Purchaser by notice in writing to the Vendor on or before the Due Diligence Date or have been deemed to be accepted by the Purchaser as per the terms of Subsection 4.2(l);

"Person" means an individual, partnership, corporation, trust, unincorporated organization, government, or any department or agency thereof, and the successors and assigns thereof or the heirs, executors, administrators or other legal representatives of an individual;

"Profit Participation" has the meaning ascribed thereto in Subsection 10.1(a);

"Property" means the Lands and any and all improvements located on or in the Lands;

"Purchase Price" means the sum of Twenty Million Dollars (USD$20,000,000) subject to the adjustments provided for in Section 3.2;

"Purchaser's Solicitors" means Davies Ward Phillips & Vineberg LLP, Suite 4400, 1 First Canadian Place, 100 King Street West, Toronto, Ontario, Canada or such other firm or firms of solicitors acting for the Purchaser and notice of which is provided to the Vendor in accordance with this Agreement;

"Registration Documents" has the meaning ascribed thereto in Section 6.5 hereof;

"Requisitions Notice" has the meaning ascribed thereto in Section 5.1;

"Residences" means the two (2) homes located on the Property and occupied by employees of the Vendor pursuant to certain oral arrangements between such employees and the Vendor;

"Statement of Adjustments" has the meaning ascribed thereto in Section 3.2;

"Subject Assets" means the Property, the Existing Leases, the Existing Contracts, the Permits, the Environmental Permits and all other assets, undertaking and property, tangible or intangible, of the Vendor, if any, relating exclusively to the Property, with the exception of pari mutuel or other horse racing or gaming related licenses and any trademarks or registrations in the name "Laurel Park";

"Tenants" means all Persons having a right to possess or occupy the Property or any part thereof now or hereafter pursuant to a Lease;

"Time of Closing" means 9:00 a.m. (Toronto time) on the Closing Date, or such other time on the Closing Date as the Vendor and Purchaser may agree;

"Title Commitment" has the meaning ascribed thereto in Subsection 4.2(k);

"Title Insurer" means First American Title Insurance Company;

"Transaction" means the transaction of purchase and sale of the Subject Assets provided for in this Agreement;

"Vendor Request" has the meaning ascribed thereto in Subsection 10.1(d); and

"Vendor's Solicitors" means Dickinson Wright PLLC, 38525 Woodward Avenue, Bloomfield Hills, MI, USA 48304 or such other firm or firms of solicitors acting for the Vendor from time to time and notice of which is provided to the Purchaser in accordance with this Agreement;

1.2       Extended Meanings

        Words importing the singular include the plural and vice versa. Words importing the masculine gender include the feminine and neuter genders.

1.3       Headings

        The division of this Agreement into Articles, Sections, Subsections and other subdivisions, the insertion of headings and the inclusion of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4       Currency

        Unless otherwise expressly stated in this Agreement, all references to money shall refer to U.S. currency.

1.5       Severability

        If any provision contained in this Agreement which is not a fundamental term hereof, or its application to any Person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected, and each provision of this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.

1.6       Governing Law

        This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland and the applicable laws of the United States of America. References to statutes shall be deemed to be references to such statutes as they exist on the date of this Agreement.

1.7       Time

        Time shall be of the essence of this Agreement. Except as expressly set out in this Agreement, the computation of any period of time referred to in this Agreement shall exclude the first day and include the last day of such period. If the time limited for the performance or completion of any matter under this Agreement expires or falls on a day that is not a Business Day, the time so limited shall extend to the next following Business Day. The time limited for performing or completing any matter under this Agreement may be extended or abridged by an agreement in writing by the parties or by their respective solicitors. All references herein to time are references to Toronto time.

1.8       Schedules

        The following schedules form part of this Agreement:

Schedule A	–	Legal Description of the Lands
Schedule B	–	Form of Assignment and Assumption of Leases
Schedule C	–	List of Existing Contracts
Schedule D	–	List of Existing Leases

ARTICLE 2

AGREEMENT OF PURCHASE AND SALE

2.1       Purchase and Sale

        The Purchaser hereby offers and agrees to purchase the Subject Assets from the Vendor and the Vendor hereby agrees to sell the Subject Assets to the Purchaser, for the Purchase Price in accordance with, and subject to, the terms and conditions of this Agreement.

2.2       Initial Deliveries by Vendor

        No later than 5:00 p.m. on the Business Day prior to the Closing Date, the Vendor shall have delivered to the Purchaser the following in respect of the Subject Assets:

  (a)
  (i) copies of all Existing Leases; and (ii) a copy of each notice of default, if any, received or sent by or on behalf of the Vendor in respect of any Existing Lease if the default referred to in such notice is still outstanding;

  (b)
  (i) copies of all Existing Contracts; and (ii) a copy of each notice of default, if any, received or sent by or on behalf of the Vendor in respect of any Existing Contract if the default referred to in such notice is still outstanding;

  (c)
  the most current survey of the Property, if any, in the Vendor's possession, which shows the Lands, as currently constituted, together with all title deeds in respect of the Property;

  (d)
  all plans, specifications, drawings and operation manuals relating to the Property in the possession or control of the Vendor;

  (e)
  copies of realty tax assessments, notices and tax bills relating to the Property in the possession or control of the Vendor and copies of any notices of any outstanding realty tax appeals and correspondence relating thereto;

  (f)
  a list of outstanding work orders, notices, directives and letters of non-compliance issued by any governmental or other authority affecting the Property, if any, and a copy of each of them of which the Vendor has received written notice;

  (g)
  a list of all outstanding litigation, arbitration, mediation or other proceedings affecting or relating to the Property to which the Vendor is a party or in respect of which it has been formally notified and of all threatened litigation, arbitration, mediation or other proceedings affecting or relating to the Property of which the Vendor has received written notice;

  (h)
  a list of any third party consents, waivers or assumptions which are necessary to permit the conveyance of the Subject Assets to the Purchaser;

  (i)
  all reports, audits or studies relating to environmental matters in respect of the Property (including, without limitation, compliance of the Property with Environmental Laws) which is in the possession or control of the Vendor (including, without limitation, any such document prepared for any purchaser or prospective purchaser which is in the possession or control of the Vendor);

  (j)
  copies of each report, audit or study of the soil conditions of the Property, or any part thereof, prepared by a Person other than the Vendor or its manager which is in the possession or control of the Vendor;

  (k)
  copies of each report, audit or study relating to the physical condition of the Property, or any part thereof, prepared by a Person other than the Vendor or its manager which is in the possession or control of the Vendor (including, without limitation, any such document prepared for any purchaser or prospective purchaser which is in the possession or control of the Vendor);

  (l)
  copies of all architectural agreements, engineering agreements, development agreements, development permits, building permits, occupancy permits and other operating permits and licences relating to the Property and all agreements with and permits and licences from federal, state or municipal Governmental Authorities or owners of adjoining lands relating to the development or operation of the Property, in each case in the Vendor's possession or control;

  (m)
  evidence, reasonably satisfactory to the Purchaser, that the Lands constitute a properly subdivided, legally existing lot or parcel of land that may be legally conveyed by the Vendor to the Purchaser at Closing without any further approval by any Governmental Authority; and

  (n)
  such other written information, correspondence and documentation relating to the Subject Assets that is in the possession or control of the Vendor and which the Purchaser requests, acting reasonably.

        As used in this Section 2.2, the term "control of the Vendor" shall be limited to, in addition to the Vendor, materials in the possession of legal counsel to the Vendor or any consultants, advisors or other third party professionals commissioned, retained or instructed by the Vendor. Notwithstanding any other provision in this Agreement to the contrary, it is acknowledged and agreed that the Vendor has specifically excluded from the foregoing materials contemplated in Subsections 2.2(a) — (n), and thereby has not provided to the Purchaser, the Vendor's financial projections, forecasts, budgets, appraisals and internal memoranda relating to the Property.

        The Vendor will execute and deliver to the Purchaser within two (2) Business Days after receipt of a written request from the Purchaser or the Purchaser's Solicitors, authorizations that may be sent by the Purchaser or the Purchaser's Solicitors to Governmental Authorities that authorizes such Governmental Authorities to reveal to the Purchaser and the Purchaser's Solicitors all information, if any, on any files they have in respect of the Property.

        Upon compliance by the Vendor with all of its obligations set out in the preceding paragraphs of this Section 2.2, the Vendor shall deliver to the Purchaser a notice stating that it has done so.

        Any lists, documentation or other information provided by the Vendor pursuant to this Section shall be amended or supplemented, as necessary from time to time, until 5:00 p.m. on the second (2nd) Business Day immediately preceding the Due Diligence Date. In addition, if the Vendor becomes aware of a failure to provide any document or other information that it is required to provide in accordance with this Section at any time prior to the Due Diligence Date, it shall forthwith advise the Purchaser in writing of such failure and deliver such information to the Purchaser. In the event of any such failure by the Vendor, at the Purchaser's discretion, the Due Diligence Date and the Closing Date shall each automatically be extended to the date which is five (5) Business Days after the Purchaser receives such document or information from the Vendor.

2.3       Physical Inspections

  (a)
  At any time and from time to time prior to Closing, and upon prior notice in writing to the Vendor from the Purchaser of at least one (1) Business Day (or, in respect of the physical inspections of particular premises that are leased in the Property, such longer notice period as the Vendor advises the Purchaser is necessary to comply with the terms of the relevant Existing Leases or the Approved Leases (if any)), the Purchaser and/or its representatives shall be entitled to enter the Property on any Business Day, at the Purchaser's sole risk and expense, for the purpose of conducting examinations, investigations, inspections, tests and audits relating to the Subject Assets. Without limiting the generality of the foregoing, such examinations, investigations, inspections, tests and audits may include:

    (i)
    environmental audits, assessments or inspections of the Property; and

    (ii)
    tests relating to soil, groundwater and underground conditions of the Property.

        Notwithstanding the foregoing, the Purchaser agrees not to conduct any invasive tests relating to soil, groundwater and underground conditions of the Property.

  (b)
  The Vendor shall execute such authorizations as are submitted by the Purchaser's Solicitors to the Vendor's Solicitors in order to enable the Purchaser's Solicitors to obtain information from Governmental Authorities concerning the Property, which authorizations are to be executed and delivered within two (2) Business Days after submission to the Vendor's Solicitors, and which authorizations may request information but shall not request or suggest inspections by any Authority.

  (c)
  Unless the Vendor otherwise agrees in writing, the Purchaser and its representatives shall not enter the Property and perform such investigations, inspections, tests or audits unless accompanied by a representative of the Vendor, provided that the Vendor shall make a representative available on a reasonable basis upon receiving such notice. For greater certainty, nothing herein shall restrict the Purchaser from enjoying the same access to the Property as would any other member of the public enjoying lawful access to the Property. The Purchaser shall pay all costs of any repairs required to be made to the Property as a result of the aforesaid investigations, inspections, tests and audits, and shall fully indemnify the Vendor from all costs of repairing any damage caused by such inspections, tests or audits and all Claims relating to any such inspections, tests and audits and from all Claims incurred by the Vendor as a result thereof including, without limitation, any builders' liens registered against the Property as a result thereof. This indemnity shall survive termination of this Agreement regardless of the cause of such termination. If the Purchaser does not perform such repairs, the Vendor shall have the right to perform, or cause to be performed, such work and to obtain reimbursement for the reasonable, out-of-pocket costs of such work from the Purchaser, provided that the Vendor shall, if possible in the circumstances, provide the Purchaser with advance written notice of the work to be done, but the failure to give such notice shall not affect the rights of the Vendor hereunder or otherwise render the Vendor liable to the Purchaser.

        The provisions of this Section 2.3 shall survive the termination of this Agreement.

2.4       Purchaser's Investigations

  (a)
  On or before 5:00 p.m. on the Due Diligence Date the Purchaser may conduct (subject to compliance with other relevant provisions of this Agreement) all investigations, inspections, reviews, tests and audits relating to the Property (including, without limitation, title to the Subject Assets and compliance with Applicable Laws) and the Transaction (collectively referred to herein as the "Due Diligence") which the Purchaser deems necessary or desirable in its discretion.

  (b)
  The obligation of the Purchaser to complete the Transaction pursuant to this Agreement is subject to the condition that the Purchaser is satisfied with the Due Diligence in its sole and absolute discretion on or before 5:00 p.m. on the Due Diligence Date. The Purchaser shall be deemed to be satisfied with the results of its Due Diligence unless it delivers to the Vendor on or before 5:00 p.m. on the Due Diligence Date a written notice (the "Non-Waiver Notice") stating that it does not waive the condition contained in this Subsection 2.4(b). If the Purchaser delivers the Non-Waiver Notice to the Vendor prior to 5:00 p.m. on the Due Diligence Date, then this Agreement shall automatically terminate at such time and, upon such termination, the Purchaser and the Vendor shall be released from all obligations under this Agreement (except for those obligations which are expressly stated to survive the termination of this Agreement).

ARTICLE 3

PURCHASE PRICE

3.1       Method of Payment of Purchase Price

        On Closing, the Purchase Price shall be satisfied by payment to the Vendor, or as the Vendor directs in writing, by wire transfer of an amount (the "Balance") equal to the Purchase Price, as adjusted pursuant to Section 3.2.

3.2       Adjustments

  (a)
  The Purchase Price shall be adjusted as set out in this Section (such adjustments being referred to herein as the "Adjustments"). Adjustments shall be made as of the Adjustment Date and the Adjustment Date itself shall be for the account of the Purchaser, such that except as herein otherwise provided: (i) the Vendor shall be responsible for all expenses and entitled to all revenues accrued from the Lands for the period ending on the day prior to the Adjustment Date; and (ii) the Purchaser shall be responsible for all expenses and shall be entitled to all revenues accruing from the Lands from and including the Adjustment Date.

  (b)
  The Vendor (or its or the Purchaser's agent) shall prepare and deliver to the Purchaser at least one (1) Business Day prior to Closing a statement (the "Statement of Adjustments") of the Adjustments to be made on Closing with all Adjustments made as of the Closing Date. The Statement of Adjustments shall have annexed to it complete details of the calculations used by the Vendor to arrive at all debits and credits on the Statement of Adjustments. The Vendor shall give to the Purchaser access to the Vendor's working papers and back up materials in order to confirm the Statement of Adjustments.

        If the final cost or amount of any item which is to be adjusted on Closing cannot be determined at Closing, then an initial Adjustment for such item shall be made at Closing, such amount to be estimated by the Vendor and the Purchaser, each acting reasonably, on the basis of the best evidence available at the Closing as to what the final cost or amount of such item will be. In each case when such cost or amount is determined the Vendor or the Purchaser, as the case may be, shall within thirty (30) days thereafter provide a complete statement of such final determination to the other and within thirty (30) days thereafter (or if there is a dispute over such amount, within thirty (30) days after the matter is determined by the accountants pursuant to Subsection 3.2(d)) the necessary adjusting payment shall be made.

  (c)
  The Purchaser shall provide the Vendor and its auditors, during normal business hours at any time and from time to time after Closing upon reasonable prior notice to the Purchaser, access to the books, files and records of the Purchaser, for the purpose of calculating or verifying the amount of any Adjustments. In the absence of agreement by the parties hereto, the final cost or amount of an item shall be determined by a firm of chartered accountants appointed jointly by the Vendor and the Purchaser within ten (10) Business Days after the issue is referred by one of the parties to the accountants for such determination. The cost of such accountants' determination shall be shared equally between the parties hereto.

  (d)
  No Adjustments (including readjustments of amounts initially adjusted for at Closing) may be claimed by either party after the first anniversary of the Closing (the "Final Adjustment Date"). Based solely upon the Adjustments (including readjustments) claimed by either party before the Final Adjustment Date, the Purchaser shall prepare and deliver to the Vendor on or before the twentieth 20th day of the calendar month following the month in which the Final Adjustment Date occurs (or, if such day is not a Business Day on the next following Business Day) a statement of Readjustments which shall set out all final Adjustments (including readjustments) that have not previously been determined and paid and also setting out the amount of the adjusting payment to be made by the Vendor or the Purchaser, as the case may be, within thirty (30) days after such statement of Readjustments is delivered to the Vendor (or if there is a dispute over such statement, within thirty (30) days after all disputes with respect to such statement are determined by the accountants pursuant to Subsection 3.2(c)) the necessary adjusting payment shall be made by the Vendor or the Purchaser, as the case may be.

  (e)
  The Vendor shall assign to the Purchaser on Closing all of the Vendor's rights, title and benefit to all existing realty tax appeals and reassessments and all refunds of realty taxes for the Property, if any, together with a direction to the municipality to pay any refund of realty taxes to the Purchaser and, if any appeal is pending, the authorization and appointment of the Purchaser to continue such pending appeal; provided that:

  (i)
  any refund of realty taxes for the Property in respect of the period ending on the day preceding the Closing Date shall remain the property of the Vendor;

  (ii)
  the Vendor shall make any payments in respect of realty or business taxes for the period prior to the Closing Date arising from such reassessments or appeals to the applicable Governmental Authorities;

  (iii)
  any refund or reassessment for the 2007 calendar year (after deduction of out-of-pocket expenses in conducting any such appeal or reassessment, including any commissions payable to agents or consultants) shall be readjusted as of the Closing Date after the conclusion of any assessment appeal and notwithstanding such readjustment occurs after the Final Adjustment Date;

  (iv)
  to the extent the Purchaser receives payment of any refund or reassessment for the period prior to the Closing Date, the Purchaser shall hold such refund or reassessment payment in trust for the Vendor and shall pay to the Vendor the amount of any such refund or reassessment after deducting all reasonable costs and expenses incurred by the Purchaser in connection with such appeal or reassessment; and

  (v)
  if, after Closing, the Purchaser wishes to discontinue any realty tax appeal or reassessment in respect of realty taxes paid or payable for the Property during the period ending on the day preceding the Closing Date, the Purchaser shall give notice to the Vendor and if requested by the Vendor, the Purchaser shall re-assign to the Vendor all of the Purchaser's right, title and benefit to such appeals and reassessments with a direction to the municipality to pay any resulting rebate of realty taxes to the Vendor.

        Notwithstanding any other provision in this Agreement to the contrary, in the event the Vendor pursues any realty tax appeals and/or reassessments in respect of the Property on or after the Closing Date, any payments received by the Vendor in connection with such appeals and/or reassessments that relate to the period prior to the Closing Date shall be for the account of the Vendor. To the extent the Vendor receives any payments in connection with such appeals and/or reassessments that relate to the period from and after the Closing Date, the Vendor shall hold such payments in trust for the Purchaser and forthwith remit them to the Purchaser.

ARTICLE 4

CONDITIONS OF CLOSING

4.1       Conditions for Vendor

        The obligation of the Vendor to complete the Transaction shall be subject to the satisfaction of the following conditions:

  (a)
  by Closing, all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser shall have been complied with or performed in all material respects;

  (b)
  on the Closing Date, the representations, warranties and covenants of the Purchaser set out in Section 7.2 shall be true or fulfilled, as the case may be; and

  (c)
  by Closing, the Vendor shall have obtained the approval of the Board of Directors of Magna Entertainment Corp.

        The conditions set forth in this Section 4.1 are for the sole benefit of the Vendor and each condition may be waived in whole or in part by the Vendor by notice to the Purchaser on or before the applicable date referred to above.

4.2       Conditions for Purchaser

        The obligation of the Purchaser to complete the Transaction shall be subject to the satisfaction of the following conditions:

  (a)
  by 5:00 p.m. on the Due Diligence Date, the Purchaser shall not have delivered a Non-Waiver Notice, it being agreed that the decision of the Purchaser to deliver such Non-Waiver Notice shall be made by the Purchaser in its sole and absolute discretion;

  (b)
  by Closing, the Vendor shall have obtained the approval of the Board of Directors of Magna Entertainment Corp. and the Purchaser shall have obtained the approval of the Board of Director of MI Developments Inc.;

  (c)
  by Closing, all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendor shall have been complied with or performed in all material respects;

  (d)
  on Closing, the representations, warranties and covenants of the Vendor set out in Section 7.1 shall be true or fulfilled, as the case may be, in all material respects;

  (e)
  on the Closing Date, no material adverse change shall have occurred with respect to the financial, legal or physical condition of the Subject Assets prior to the Due Diligence Date;

  (f)
  on or before the Closing Date, the Vendor shall have caused the delivery of all consents and approvals and execution of all assumptions required in connection with the Transaction under the Permitted Encumbrances, the Existing Leases, the Approved Leases (if any), the Existing Contracts and the Approved Contracts (if any);

  (g)
  by the Closing Date, no action or proceeding, at law or in equity, shall have been commenced by any Person to enjoin, restrict or prohibit the Closing which has not, by the Closing Date, been dismissed, quashed or permanently stayed without any further right of appeal or right to seek leave to appeal;

  (h)
  on the Closing Date there shall not exist any default or any event which, with the passage of time or the giving of notice or both, would constitute a default in the performance observance of the obligations on the part of the Vendor under any of the Existing Leases, the Approved Leases (if any), the Existing Contracts, the Approved Contracts (if any) or the Permitted Encumbrances;

  (i)
  on Closing there shall not exist:

  (i)
  any information or documentation relating to the Property which was not disclosed or made available by the Vendor to the Purchaser as required by Section 2.2; or

  (ii)
  any incompleteness of the information or documentation provided to the Purchaser pursuant to Section 2.2 with respect to the subject matter of such information or documentation; or

  (iii)
  any inaccuracy in any of the information or documentation provided to the Purchaser pursuant to Section 2.2,

    the effect of which lack of disclosure, incompleteness or inaccuracy is that the Purchaser was not aware of facts or circumstances which result, or could be reasonably be expected to result, in a material adverse change in the value of the Property;

  (j)
  the Purchaser shall have received evidence that the Lands constitute a properly subdivided, legally existing lot or parcel of land that may be legally conveyed by the Vendor to the Purchaser at Closing without any further approval by any Governmental Authority;

  (k)
  on Closing the Vendor shall have delivered vacant possession of the Property to the Purchaser, subject to the rights of the Tenants under the Existing Leases and the Approved Leases (if any); and

  (l)
  on Closing, the Vendor shall transfer to the Purchaser good and marketable title in fee simple to the Property, and the Purchaser shall have obtained a title insurance commitment (the "Title Commitment") in favour of the Purchaser, in form and content satisfactory to the Purchaser, each free from any Encumbrances, other than Permitted Encumbrances, it being understood that an owner's title insurance policy (the "Title Policy") in favour of the Purchaser for the full amount of the Purchase Price will be issued as soon as practical thereafter. For greater certainty, to the extent the Vendor is unable or unwilling to cure, prior to Closing, any objection to the title exceptions raised in the draft Title Commitment delivered to the Purchaser, and the Transaction contemplated hereunder is nevertheless completed, the Purchaser shall be conclusively deemed to have accepted such exceptions as Permitted Encumbrances. Notwithstanding the foregoing, the Vendor covenants and agrees that it shall, as soon as reasonably practicable after the Closing Date, use all reasonable efforts to obtain good and valid discharges or releases of all items listed in Schedule B, Section 1, Item 4 of the Title Commitment.

        The conditions set forth in this Section 4.2 are for the sole benefit of the Purchaser and each condition may be waived in whole or in part by the Purchaser by notice to the Vendor on or before the applicable date referred to above.

4.3       Non-Satisfaction of Conditions

        In the event any condition set forth in Section 4.1 or 4.2 is not satisfied or waived on or before the applicable date and time referred to therein, then this Agreement shall be terminated and of no further force or effect whatsoever without any further action by either party hereto, and neither party to this Agreement shall have a Claim against any other party hereto with respect to this Agreement unless the reason for the condition not being satisfied is the breach by such other party of an obligation under this Agreement, in which case a Claim may be made against such other party. Notwithstanding any other provisions of this Agreement, if by 5:00 p.m. on the applicable date referred to in Section 4.1 or 4.2, as the case may be, the party having the benefit of the relevant condition has not given notice to the other party that such condition has been satisfied or waived, then it shall be conclusively deemed for the purpose of this Agreement to have neither been satisfied nor waived.

4.4       Reasonable Efforts to Satisfy Conditions

        The Vendor shall act in good faith and use reasonable efforts in the circumstances to satisfy or cause to be satisfied those conditions set out in Section 2.3 and 4.2 which are within its reasonable control and the Purchaser shall act in good faith and use reasonable efforts in the circumstances to satisfy or cause to be satisfied those conditions set out in Sections 4.1 that are within its reasonable control.

4.5       Separate Tax Parcel

        In the event that on Closing the Lands do not constitute a separate tax parcel, the Transaction shall be completed and the parties shall pro rate the realty taxes with the Purchaser providing a cheque payable to the taxing authority for its pro rata share of realty taxes in respect of the Lands accruing after the Closing Date to the Vendor within ten (10) Business Days of the receipt of an invoice from the Vendor for such amount. The Vendor undertakes to forward such cheque, along with its pro rata share of the taxes, to the taxing authority on or before the date such taxes are due. The parties agree to cooperate with each other in order to have the separate tax parcel for the Lands created, if it is not already a separate tax parcel at the Closing Date, as soon as reasonably possible after the Closing Date.

ARTICLE 5

TITLE

5.1       Search of Title

        The Purchaser shall be allowed until 5:00 p.m. on the Due Diligence Date, at its own expense, to examine title to the Property and the other matters referred to in the next paragraph and to submit to the Vendor its objections to the title to the Property and such matters.

        If the Purchaser has any valid objections based on, if applicable: (a) title to the Property, (b) the Property not complying with all Applicable Laws (including Environmental Laws and zoning and building laws, by-laws and codes), or (c) the existence of any outstanding municipal or other governmental work orders or deficiency notices relating to the Property, then the Purchaser shall deliver a notice in writing to the Vendor (the "Requisitions Notice") listing any and all such objections in reasonable detail on or before 5:00 p.m. on the Due Diligence Date. If any such objections cannot be satisfied or corrected prior to the Closing Date, then the Purchaser may, by written notice to the Vendor, waive such objections; and if such waiver is not so made then either party may terminate this Agreement by delivering notice to the other party to such effect and this Agreement, notwithstanding any intermediate act or negotiations in respect of such objection, shall be terminated, upon delivery of notice by either party.

        Except for any valid objection so made, and except for any objection going to the root of title or for any other matter or thing arising on or before the Due Diligence Date, the Purchaser shall be conclusively deemed to have accepted the Vendor's title to the Property and satisfied itself with respect to the other matters referred to in this Section 5.1.

ARTICLE 6

CLOSING MATTERS

6.1       Closing Arrangements

        Provided that all conditions precedent to the Purchaser's obligations to close as set forth in this Agreement have been satisfied and fulfilled, or waived by the Purchaser, as the case may be, the Purchaser shall pay the Purchase Price, subject to the pro-rations adjustments described in Section 3.2 herein, in cash by wire transfer of immediately available U.S. currency to the Title Insurer, acting as Escrow Agent (the "Escrow Agent"), in accordance with the terms and conditions of this Agreement. The Purchaser shall deposit the Purchase Price with the Escrow Agent, to be held in escrow, as early as reasonably practicable on the Closing Date. The Escrow Agent shall hold and disburse the Purchase Price per the terms of this Agreement and pursuant to and in accordance with the Statement of Adjustments mutually agreed to and executed by the Vendor and the Purchaser.

6.2       Vendor's Documents

        The Vendor shall deliver or cause to be delivered at the Closing the following:

  (a)
  a special warranty deed containing covenants of further assurance (the "Deed") in respect of the Property, in favour of the Purchaser, duly executed by the Vendor;

  (b)
  the Assignment and Assumption of Leases, duly executed by the Vendor;

  (c)
  such notices as the Purchaser may reasonably require be given to the Tenants under the Existing Leases and the Approved Leases (if any) and other parties to the assigned Existing Contracts and the Approved Contracts (if any) of their assignment to the Purchaser, together with directions relating to the payment of rent under the Existing Leases and the Approved Leases (if any), and payment of other amounts under the assigned Existing Contracts and the Approved Contracts (if any), all executed by the Vendor in such form as the Purchaser may reasonably require;

  (d)
  a direction of the Vendor as to the payment of the Balance, if there is any payee other than the Vendor;

  (e)
  an undertaking by the Vendor to re-adjust the Adjustments as provided in Section 3.2;

  (f)
  subject to the terms of Subsection 4.2(l), good and valid discharges or releases in registrable form of all Encumbrances, other than Permitted Encumbrances;

  (g)
  all agreements, notices and other documents required to be executed and delivered by the Vendor pursuant to the terms of the Existing Leases, the Approved Leases (if any), the Existing Contracts, the Approved Contracts (if any), the Permitted Encumbrances and all consents and approvals from, and notifications to, any other Persons required thereunder in connection with this Transaction;

  (h)
  the Estoppel Letters;

  (i)
  copies of all records (including computer records), documents, information and data (including computer data) relating to the Property in the possession or control of the Vendor, including without limitation, all title documents and accounting and payment records;

  (j)
  the assignment of realty tax appeals contemplated in Subsection 3.2(e);

  (k)
  if so requested by the Purchaser, reliance letters, in form and content acceptable to the Purchaser, acting reasonably, from each Person who has issued the reports delivered pursuant to Subsection 2.2;

  (l)
  affidavits in favour of the Title Insurer, in form and content satisfactory to the Title Insurer, to remove standard exceptions in the Title Commitment, or as may otherwise be required by the Title Insurer; and

  (m)
  all other conveyances and other documents which are required and which the Purchaser has reasonably requested to give effect to this Transaction, including the proper transfer, assignment and conveyance of the Subject Assets by the Vendor to the Purchaser, subject to the Permitted Encumbrances.

6.3       Purchaser's Documents

        The Purchaser shall deliver or cause to be delivered at the Closing the following:

  (a)
  a wire transfer for the amount payable to the Vendor on Closing pursuant to Section 3.1;

  (b)
  the Assignment and Assumption of Leases, duly executed by the Purchaser;

  (c)
  an undertaking by the Purchaser to re-adjust the Adjustments as provided in Section 3.2; and

  (d)
  all other documents which the Vendor has reasonably requested to give effect to this Transaction.

6.4       Taxes and Fees

        On the Closing Date, the Vendor and the Purchaser shall have the responsibility of equally splitting all state or county transfer taxes and documentary stamps, if any, occasioned by the conveyance of the Property as well as any notary fees incurred in connection therein. All unpaid ad valorem taxes due and payable within the calendar year of the Closing shall be prorated between the Vendor and the Purchaser as of the Closing Date. Any deferred taxes, roll-back taxes and/or realty taxes (including local improvement charges and assessments) owing or accrued in respect of the Property that would have been due by the Vendor prior to the Closing Date shall be paid by the Vendor on or prior to the Closing Date. The Vendor agrees to promptly forward to the Purchaser any realty tax statements for the Property received by the Vendor after Closing for the period following the Closing Date, and if the Vendor fails to do so, the Vendor shall be liable for any penalties the Purchaser has to pay because of the Vendor's failure. Each party shall pay its own legal fees with respect to this Agreement and the Transaction. The Purchaser shall be responsible for costs and expenses, including the premium, incurred in connection with the Title Policy. The Vendor shall be responsible for all costs and expenses incurred in obtaining: (i) any consents or approvals required to subdivide and legally convey the Property to the Purchaser (or to confirm that the Property is presently subdivided and legally conveyable); and (ii) an updated survey of the Property, as commissioned by the Purchaser.

6.5       Escrow Closing

        All deliveries to be made pursuant to Section 6.2 and 6.3 on the Closing Date (with the exception of the Registration Documents (as defined below)) (the "Interim Closing Documents") shall be delivered into escrow at the offices of the Purchaser's Solicitors on or before the Closing Date. The Registration Documents shall be delivered into escrow at the offices of the Escrow Agent on or before the Closing Date. Such Closing Documents shall be held by the Purchaser's Solicitors and the Escrow Agent, as the case may be, in escrow until the Vendor and the Purchaser, each acting reasonably, are satisfied that all conditions set forth in Sections 4.1 and 4.2 to be satisfied on or before Closing have been satisfied other than the registration of the Deed and any other documents, instruments or agreements required to evidence the transfer of legal title to the Property from the Vendor in favour of the Purchaser (collectively, the "Registration Documents"). At such time as all the conditions set forth in Sections 4.1 and 4.2 to be satisfied on or before Closing have been satisfied, the Vendor and the Purchaser shall provide written instructions to the Escrow Agent confirming same and instructing the Escrow Agent to release the Registration Documents from escrow for the purposes of registration. Upon (i) such registrations being completed, or (ii) the Title Insurer receiving a gap indemnity from the Vendor in form and content satisfactory to the Title Insurer, all other Closing Documents (and funds) shall thereupon be released from escrow by the Purchaser's Solicitors and the Escrow Agent, as the case may be, and delivered to the parties entitled thereto.

ARTICLE 7

REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1       Representations of the Vendor

        The Vendor hereby represents, warrants and covenants to and in favour of the Purchaser, as of the Closing Date, as follows:

  (a)
  the Vendor is a limited partnership duly formed and subsisting under the laws of the State of Maryland, is properly qualified to do business in the State of Maryland, and has the corporate power, authority, right and capacity to own the Property and to enter into, execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement in the manner contemplated by this Agreement;

  (b)
  the transactions contemplated by this Agreement have been duly and validly authorized by all requisite corporate proceedings, and subject to Section 4.1(c), upon execution and delivery by the Vendor and the Purchaser, this Agreement and all other documents and agreements to be delivered by the Vendor pursuant to this Agreement shall constitute legal, valid and binding obligations of the Vendor;

  (c)
  neither the execution of this Agreement nor its performance by the Vendor will result in a breach of any term or provision or constitute a default under the constating documents or by-laws of the Vendor or any indenture, mortgage, deed of trust or any other agreement to which the Vendor is a party or by which it is bound and no approval or other documentation is necessary to enable the Vendor to complete the Transaction pursuant to this Agreement in compliance with all existing obligations of the Vendor and in compliance with all Permitted Encumbrances and any other obligations or agreements which affect the Property;

  (d)
  there are no actions, suits or proceedings pending or threatened against the Vendor which affect the Subject Assets or the occupancy or use of the Property by the Vendor or by the Tenants, in law or in equity, which could affect the validity of this Agreement or any transaction provided for in this Agreement, the title to the Subject Assets or any part of the Subject Assets, the value of the Subject Assets or the conveyance of any of the Subject Assets to the Purchaser;

  (e)
  no Person has any right of first refusal or option to purchase the Property, or any part of the Property; the Vendor has obtained all consents necessary to this sale of the Property and no further consents or approvals are required in connection therewith;

  (f)
  the Vendor is the sole registered owner of the Property;

  (g)
  to the best knowledge of the Vendor, after due inquiry of all its directors, officers and employees who could reasonably be expected to have relevant information, neither the Vendor nor any prior owner of the Property has (i) made any commitments to any Person relating to the Property that would impose an obligation on the Purchaser to make contributions of money or land, or to install or maintain any improvements thereon, or (ii) executed or caused to be executed any document with, or for the benefit of, any Governmental Authority restricting the use, development or occupancy of the Property;

  (h)
  subject to the terms of Subsection 4.2(l), with the exception of the Permitted Encumbrances and obligations which may arise under the Existing Leases or the Approved Leases, on the Closing Date, there will be no Encumbrances on the title to the Subject Assets or any part thereof;

  (i)
  (i) the Existing Leases disclosed to the Purchaser pursuant to Section 2.2 and the Approved Leases (if any) are the only Leases and constitute, in each case, the entire agreement between the Vendor and the Tenants with respect to the lease or occupancy of space in the Property; (ii) the Existing Contracts disclosed to the Purchaser pursuant to Section 2.2 and the Approved Contracts (if any) are the only Contracts relating to or affecting the Property as of the date hereof; (iii) the Existing Leases and the Approved Leases (if any) will be the only Leases affecting the Property on Closing; (iv) the Existing Contracts disclosed to the Purchaser on the list delivered pursuant to Section 2.2 and Approved Contracts (if any) will be the only Contracts affecting the Property on Closing; and (vi) each of the Existing Leases, Approved Leases (if any), Existing Contracts (including Permitted Encumbrances) and Approved Contracts (if any) is in full force and effect and there is no default under any of them other than as disclosed in writing to the Purchaser pursuant to Section 2.2;

  (j)
  as of the date of this Agreement, the Vendor has not received any written request from any Tenant to assign the Existing Leases, other than as disclosed in writing to the Purchaser pursuant to Section 2.2;

  (k)
  the documents and information delivered or made available to the Purchaser pursuant to Section 2.2 constitute all of the material documentation with respect to the Subject Assets within the Vendor's possession or control;

  (l)
  except as set forth in Schedule B, Section 1, Item 4 of the Title Commitment, no Person has any security interest, charge or lien upon the Subject Assets or any part thereof;

  (m)
  the Lands constitute a properly subdivided, legally existing lot or parcel of land that may be legally conveyed by the Vendor to the Purchaser at Closing without any further approval by any Governmental Authority;

  (n)
  to the best knowledge of the Vendor, after due inquiry of all its directors, officers and employees who could reasonably be expected to have relevant information, the ALTA/ACSM Land Title Survey, Drawing No. 2007001.04, prepared by Greenman-Pedersen, Inc. and dated January 26, 2007, describes the Property as it exists today, and there have been no material alterations or additions to the Property since the date of the survey which would have materially affected the outline or setbacks of same, nor have there been any buildings erected on the Lands therein;

  (o)
  the Vendor is not a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate", "foreign person", "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of the IRC, Sections 897 and 1445, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts;

  (p)
  the Vendor and each Person owning an interest (directly or indirectly) in the Vendor is not: (i) identified on the "Specially Designated Nationals or Blocked Persons List" maintained by the Office of Foreign Assets Control, Department of Treasury (the "OFAC") and/or any other similar list maintained by the OFAC or the United States Department of Commerce, Bureau of Industry

    and Security of any other United States Governmental Authority pursuant to Applicable Laws; and (ii) a person or entity with whom a United States person is prohibited to engage in transactions pursuant to any trade embargo, economic sanction, or other prohibition of Applicable Laws, or Executive Order of the President of the United States or United Nations decree or resolution, provided however that this Subsection shall not apply to any Person to the extent that such Person's interest in the Vendor is through a U.S. Publicly-Traded Entity and as used in this Agreement, "U.S. Publicly-Traded Entity" means a Person (other than an individual) whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a Person;

  (q)
  there are no outstanding obligations relating to any written notice or order issued by any Governmental Authority in respect of the Property alleging any deficiency or non-compliance with any municipal agreements (including any development or site plan agreements), zoning laws or by-laws or Environmental Laws of which the Vendor has received written notice except as have been or will be made available to the Purchaser pursuant to Section 2.2, and other than as disclosed in writing to the Purchaser, there shall not be any such outstanding obligations as of the Closing Date, and as of the Closing Date there are no threatened nor, to the best knowledge of the Vendor, after due inquiry of all of its directors, officers and employees who could reasonably be expected to have relevant information, pending notices or orders relating to any such deficiency or non-compliance;

  (r)
  any fee due to any real estate broker or agent in respect of this Agreement or the Transaction shall be paid by the Vendor and the Vendor shall indemnify the Purchaser for any such fees to the extent a claim is made against the Purchaser relating thereto;

  (s)
  to the best knowledge of the Vendor, after due inquiry of all of its directors, officers and employees who could reasonably be expected to have relevant information, the Property and use thereof have been, are in compliance with, Environmental Laws, except as specifically disclosed in Environmental Reports delivered to the Purchaser pursuant to Section 2.2;

  (t)
  except as have been or will be made available to the Purchaser pursuant to Section 2.2, there are no environmental investigations, assessments or audit reports relating to the Property (including, without limiting the generality of the foregoing, any Phase I, II or III environmental assessment reports) undertaken by the Vendor or any other Person of which the Vendor has knowledge which are in the possession or control of the Vendor and, to best knowledge of the Vendor, after due inquiry of all of its directors, officers and employees who could reasonably be expected to have relevant information, except as specifically disclosed in Environmental Reports delivered to the Purchaser pursuant to Section 2.2, no underground storage tanks are or have been located on the Property;

  (u)
  except as specifically disclosed in Environmental Reports delivered to the Purchaser pursuant to Section 2.2: (i) the Vendor has not received any written notice from any competent authority of, or been prosecuted for, non-compliance with Environmental Laws in respect of the Property or use thereof nor has the Vendor or (to the best knowledge of the Vendor, after due inquiry of all of its directors, officers and employees who could reasonably be expected to have relevant information) any previous owner of the Lands settled any allegation of such non-compliance prior to prosecution; (ii) there are no notices, orders or directions relating to environmental matters received by the Vendor requiring, or notifying the Vendor that it is or may be responsible for, any containment, clean-up, remediation, or corrective action or any work, repairs, construction or capital expenditures to be made under any Environmental Laws with respect to the Property; and (iii) neither the Vendor nor (to the best knowledge of the Vendor, after due inquiry of all its directors, officers and employees who could reasonably be expected to have relevant information) any tenant of the Property, past or present, has caused or permitted, nor has there been, any release, emission, spill or discharge in any manner whatsoever, of any Hazardous Substance on, in, around, from or in connection with the Property, or its use or operation which would reasonably be expected to adversely affect the value of the Property or in respect of which the owner or occupant of the Property would reasonably be expected to incur any liability;

  (v)
  the Vendor has not used, or permitted to be used, except in compliance with all Environmental Law, the Property to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance;

  (w)
  the Vendor has not received any written notice of any, and there is no threatened nor, to the best knowledge of the Vendor (after due inquiry of all its directors, officers and employees who could reasonably be expected to have relevant information) pending eminent domain, condemnation or rezoning proceedings with respect to the Property or any part of the Property; and

  (x)
  the parties signing and delivering the Estoppel Letters are the only parties having any rights of occupation to the Residences, and no other Person has any right of occupation to the Residences or any part of the Property.

7.2       Representations of the Purchaser

        The Purchaser represents and warrants to and in favour of the Vendor, as of the Closing Date, as follows:

  (a)
  the Purchaser is a corporation duly existing under the laws of Delaware and has the corporate power, authority, right and capacity through its general partner, to enter into this Agreement and to carry out the transactions contemplated by this Agreement in the manner contemplated by this Agreement;

  (b)
  the transactions contemplated by this Agreement will, by the Closing Date, have been duly and validly authorized by all requisite corporate proceedings; upon execution and delivery by the Vendor and the Purchaser, this Agreement and all other documents and agreements to be delivered by the Purchaser pursuant to this Agreement shall constitute legal, valid and binding obligations of the Purchaser; and

  (c)
  the Purchaser has not dealt with, used or engaged any real estate broker or agent in respect of this Agreement or the Transaction.

7.3       Survival

  (a)
  The representations, warranties and covenants of the Vendor set out in Section 7.1 shall be true or fulfilled, as the case may be, in all material respects on Closing. The representations, warranties and covenants of the Purchaser set out in Section 7.2 shall be true or fulfilled, as the case may be, in all material respects on Closing.

  (b)
  The representations, warranties and certifications contained in this Agreement or in any Closing Documents shall not merge on Closing but shall survive for a period of twelve (12) months after the Closing Date (the "Survival Period"). The representations and warranties in Subsections 7.1(s) — 7.1(x) shall survive the Closing for a period of two (2) years. The party which has received a representation, warranty or certification, whether in this Agreement or in any Closing Document, shall give written notice to the other party of each breach of the representation, warranty or certification, together with details thereof, promptly after becoming aware of the breach and no later than the last day of the Survival Period. Notwithstanding any other provision of this Agreement or of any Closing Document, no Claim may be asserted or pursued against any party hereto, or any action, suit or other proceedings commenced or pursued, for or in respect of any breach of any representation, warranty or certification made by such party in this Agreement or in any Closing Document unless written notice of such Claim is received by such party describing in detail the facts and circumstances with respect to the subject matter of such Claim on or prior to the last day of the Survival Period, irrespective of whether the subject matter of such Claim shall have occurred before or after such date; and upon the expiry of the Survival Period all such representations, warranties and certifications shall cease to have any effect except to the extent a written notice of Claim has been previously given in respect thereof in accordance with this Subsection.

  (c)
  Each indemnity contained in any Closing Documents shall not merge on Closing, and there shall be no limitation upon the period for making a Claim in respect of any indemnity in any Closing Documents and such indemnities shall survive Closing for an unlimited period, unless otherwise expressly provided in this Agreement.

  (d)
  The provisions of this Section 7.3 shall survive and not merge upon Closing.

        Notwithstanding anything contained in this Agreement to the contrary, all of the representations, warranties and certifications (the "Representations") which are made by the Vendor and set forth in this Agreement or in any of the documents or instruments required to be delivered by the Vendor under this Agreement shall be subject to the following conditions and limitation: in the event that prior to the Closing, the Purchaser gains current actual knowledge of a fact or circumstance which, by its nature and plainly on its face, indicates that a Representation is, was or has become untrue or inaccurate, then the Purchaser shall not have the right to bring any lawsuit or other legal action against the Vendor, nor pursue any other remedies against the Vendor, as a result of the breach of the Representation caused thereby, but the Purchaser's sole right shall be to terminate this Agreement and not proceed with Closing, in which event there shall be no liability on the part of the Vendor for breaches of Representations of which the Purchaser had current actual knowledge prior to Closing. For greater certainty and notwithstanding the foregoing, the parties hereto acknowledge and agree that the mere delivery by the Vendor to the Purchaser, and possession by the Purchaser, of the documents and instruments contemplated in Section 2.2 shall not be sufficient to constitute actual knowledge on the part of the Purchaser that a Representation is, was or has become untrue or inaccurate.

7.4       Non-Waiver

        The Vendor agrees that the Purchaser's right to do searches, reviews, examinations, investigations, inspections, assessments, audits and analyses, and the exercise of such right, shall not affect, reduce or mitigate any of the representations, warranties and covenants of the Vendor contained in this Agreement or any of the damages and costs owing by the Vendor to the Purchaser as a result of any breach of such representations, warranties and covenants.

ARTICLE 8

INTERIM MATTERS

8.1       Interim Period

        Upon acceptance of this Agreement and thereafter so long as this Agreement is in effect, the Vendor shall not offer the Subject Assets or any part of the Subject Assets or any interest therein for sale to any Person other than the Purchaser nor will it solicit, directly or indirectly, or deal with any offers to purchase the Subject Assets or any part of the Subject Assets or any interest therein.

8.2       Approvals of the Purchaser

        While this Agreement is in effect, the Vendor agrees that it shall not amend, cancel or accept a surrender or forfeiture of any Leases or Contracts without the prior written approval of the Purchaser, which may arbitrarily and unreasonably withheld, and it shall not enter into any Lease or Contract without the prior written approval of the Purchaser, which may arbitrarily and unreasonably withheld.

        The Vendor shall provide the Purchaser with a complete copy of any Approved Lease or Approved Contract and of any document which creates, amends, cancels, surrenders or forfeits any Lease or Contract within three (3) Business Days after it is entered into by the parties thereto.

8.3       Notice of Default

        The Vendor shall forthwith provide to the Purchaser (i) a copy of any notices that it receives in respect of the Existing Leases, Approved Leases (if any), Existing Contracts and/or Approved Contracts (if any) alleging default on the part of the Vendor or requesting the Vendor to perform any obligation thereunder and any notice alleging default under the Leases, or any Contract that it sends to another Person, in either case after the date this Agreement is executed and delivered by the parties hereto; (ii) a copy of any work orders, state or federal environmental orders or deficiency notices of any nature issued by any Governmental Authorities having jurisdiction relating to the Property; and (iii) a copy of any notice from a Tenant received after the date of this Agreement by the Vendor which indicates the intention of a Tenant to vacate or assign, as the case may be, its interest in the Property prior to the scheduled expiry date of its Existing Lease or requests an abatement or deferral of rent.

8.4       Approvals

  (a)
  Whenever in this Agreement it is stated that the approval or consent of a party is required, it is understood that, except where otherwise specifically so stated, such approval or consent shall be in writing, and shall not be unreasonably withheld or delayed. Furthermore, with respect to such approvals or consents, unless specifically otherwise stated:

  (i)
  the party whose approval or consent is required shall, within three (3) Business Days after receipt of request for approval or consent, together with available background information relating to the required decision to enable an informed decision, advise the requesting party in writing either that it consents or approves, or that it withholds its consent or approval and in which case it shall set forth, in reasonable details, its reasons for such withholding; and

  (ii)
  in the event the notification mentioned in paragraph (i) above is not delivered within the applicable time limit, the party whose consent or approval is requested shall conclusively be deemed not to have given its consent or approval in writing.

8.5       Risk of Condemnation and Eminent Domain

        The Vendor shall promptly notify the Purchaser in the event that the Vendor receives a notice of condemnation and/or exercise of eminent domain in respect of all or any material part of the Property, and such notice shall include a copy of the notice of condemnation and/or exercise of eminent domain and copies of all correspondence relating thereto in the Vendor's possession. If notice of condemnation and/or exercise of eminent domain is given prior to Closing, the Purchaser may elect by notice in writing given to the Vendor within ten (10) Business Days after receipt from the Vendor of notice of the proposed condemnation and/or exercise eminent domain either:

  (a)
  to complete the Transaction, in which case the Purchaser shall continue to be bound by this Agreement except that any compensation awarded for expropriation and all right and claim of the Vendor to any such proceeds and compensation not paid by the Closing Date shall be assigned to the Purchaser; or

  (b)
  to terminate this Agreement, in which event neither party shall have any further liability to the other arising out of this Agreement.

        If the notice of the proposed condemnation and/or exercise of eminent domain is received by the Vendor at such time that there would be insufficient time for the Purchaser to make its election hereunder, the Closing Date shall be postponed to a date which is five (5) Business Days after the Purchaser's election.

8.6       General Covenants of the Vendor

        The Vendor covenants and agrees with the Purchaser that from and after the date hereof:

  (a)
  the Vendor shall diligently make all payments to be made and otherwise observe and perform or cause to be observed or performed all covenants and obligations to be observed or performed by the Vendor under the Contracts and the Leases;

  (b)
  the Vendor shall not (i) create or permit to exist any encumbrance against or affecting the Property or any part thereof or interest therein or (ii) amend any of the Permitted Encumbrances, except in each case with the prior written approval of the Purchaser, which approval shall not be unreasonably withheld by the Purchaser in respect of Permitted Encumbrances; and

  (c)
  the Vendor shall not consent to or initiate any amalgamation, winding-up, dissolution, liquidation, reorganization, reconstruction, arrangement, consolidation, merger or other corporate procedure whatsoever without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole and absolute discretion.

ARTICLE 9

ENVIRONMENTAL INDEMNIFICATION

9.1       Environmental Indemnification by the Vendor

        Subject to Section 7.3, for a period of two (2) years after the Closing Date and no longer (the "Indemnity Period") the Vendor agrees to indemnify and save harmless each of the Purchaser, its directors, officers, employees and agents and any successor to the Purchaser's interest in the Property (including, without limitation, persons to whom this indemnity is assigned) and all directors, officers, employees and agents of such successors, from and against any and all Claims suffered or incurred by any such person as a result of or arising directly or indirectly out of or in connection with any one or more of the following:

  (a)
  any event occurring or any condition existing on or prior to the Closing Date relating to the Property which now or hereafter constitutes a violation of, or gives rise to any liability under, Environmental Laws; and

  (b)
  any generation, manufacture, processing, distribution, use, presence, treatment, storage, disposal, release, transport or handling of any Hazardous Substance in, on, under or from the Property, whether by the Vendor or any tenant or any other person prior to the Time of Closing, and whether or not known at the Time of Closing.

        For greater certainty, the Vendor's obligation to indemnify and save harmless as provided above exists regardless of whether there has been a breach of any of the provisions contained in Section 7.1 hereof.

9.2       Assignability of Environmental Indemnification

        During the Indemnity Period, the Purchaser may, at any time and from time to time, assign all or any part of the benefit of the indemnity set out in Section 9.1 to any purchaser of, or lender to the Purchaser in respect of, the Property, by delivering a notice in writing to the Vendor setting out the Purchaser's intention to assign all or part of the benefit of the indemnity and the identity of the person or persons to whom the assignment is to be made. Upon any such assignment, the Vendor shall be bound to indemnify the person or persons named in such notice to the extent of the assignment of the indemnity as if such person or persons were a party to this Agreement as the Purchaser. No such assignments shall relieve the Vendor of the obligation to indemnify under Section 9.1 and such obligations shall continue unaffected by the assignment for the Indemnity Period. Any such assignee may make a further assignment during the Indemnity Period in accordance with the foregoing provisions, as if all references therein to the Purchaser were to such assignee.

ARTICLE 10

PROFIT PARTICIPATION

10.1     Profit Participation

  (a)
  It is acknowledged that the Purchaser is contemplating the rezoning of the Property following Closing, and may sell or develop the Property or a portion thereof (either independently for the Purchaser's own account or through a joint venture with a third party). In connection therewith, the Purchaser hereby covenants and agrees that it shall grant to the Vendor an unsecured long-term profit participation of fifteen percent (15%) (the "Profit Participation") of the net revenue of the Property (as calculated below), if any, after the Purchaser has achieved an internal rate of return (the "IRR") of fifteen percent (15%). The Purchaser shall be deemed to have received a fifteen percent (15%) IRR with respect to its capital contributions to the Property when the total capital contributions made from time to time by the Purchaser are returned to the Purchaser together with an annual return thereon equal to fifteen percent (15%), calculated commencing on the date such capital contributions are made or deemed to have been made and compounded annually to the extent not paid on a current basis, taking into account the timing and amounts of all capital contributions by the Purchaser and all revenues of any kind (including "net revenue" as discussed below) derived from or attributable to the Property and paid (or treated as paid) to the Purchaser. For greater certainty, (i) the capital contributions by the Purchaser shall include (without limitation), the Purchase Price, all costs incurred by the Purchaser to rezone or redevelop the Property, and any and all carrying costs derived from the Closing and (ii) any and all internal Purchaser fees, charges, allocations or overheads shall be excluded from any calculation of the IRR.

  (b)
  For the purposes hereof, in the event the Purchaser sells the Property, "net revenue" shall mean the net cash proceeds received (or treated as received) by the Purchaser (or, as provided for in paragraph (g) below, one or more of its affiliates) from such sale, less all third party costs arising in connection therewith. In the event the Purchaser determines not to sell the Property, but instead either (i) transfers the Property to a joint venture or (ii) develops the Property, "net revenue" shall mean the value attributed to the Property at the time of transfer to the joint venture, in the former case, or the value attributed to the lands by a third party independent appraisal, in the latter case.

  (c)
  The Purchaser shall deliver to the Vendor Profit Participation calculations not later than February 15 of each fiscal year commencing with fiscal year 2008 if so requested in writing by the Vendor prior to January 1 of the applicable fiscal year. In addition, the Purchaser shall (i) deliver to the Vendor Profit Participation calculations not later than forty-five (45) days after the final parcel of the Property has been sold, transferred or developed and appraised and (ii) pay to the Vendor the Profit Participation, if any, sixty (60) days after the final parcel of the Property has been sold, transferred or developed and appraised.

  (d)
  In the event the Purchaser has only partially sold, transferred or developed the Property, the Vendor may make a one-time request of payment (the "Vendor Request") based on a Profit Participation to be calculated using the net revenue, if any, derived to such date from that portion of the Property sold, transferred or developed, together with the value of the remaining portion of the Property on the basis of an appraisal of such portion of the Property with any then-existing improvements and entitlements. The Vendor Request may be made at any point six (6) months following the Closing Date. The Purchaser shall deliver to the Vendor Profit Participation calculations not later than forty-five (45) days after receipt of the Vendor Request and, where such calculations call for a payment of a Profit Participation to the Vendor, such payment shall be made no later than fifteen (15) days after delivery of the calculations.

  (e)
  For greater certainty, upon payment to the Vendor of Profit Participation pursuant to the terms of either of the preceding two paragraphs, the Vendor shall have no further right to any Profit Participation and no further payments shall be due to the Vendor in relation to the Property.

  (f)
  The Purchaser shall, upon completing any Profit Participation calculation, provide all information and materials to the Vendor in respect of such Profit Participation calculation used to determine the same in order that the Vendor may audit the calculation. The Vendor shall be entitled to conduct an audit any time within 90 days of receiving the Profit Participation calculation materials from the Purchaser and shall be entitled to audit all aspects of Profit Participation calculations completed by the Purchaser or at the Purchaser's direction. Notwithstanding the Vendor's acceptance of any payment from the Purchaser with respect to such Profit Participation calculations, in the event the Vendor completes an independent audit of the Profit Participation and it is determined by the Vendor's independent auditors that the actual calculation of Profit Participation is incorrect, then the Purchaser and the Vendor shall negotiate in good faith to resolve the discrepancy, failing which, the parties shall enter into binding arbitration with respect thereto.

  (g)
  In the event that the Purchaser transfers all or a portion of the Property to one or more of its affiliates (not including Magna Entertainment Corp. or any of its subsidiaries), the calculation of IRR shall take into account and include such transferred portion(s).

  (h)
  Notwithstanding the foregoing, the Purchaser does not represent or warrant that any Profit Participation will be available for payment to the Vendor following the Closing.

  (i)
  The provisions of this Section 10.1 shall survive the Closing.

ARTICLE 11

GUARANTEE

11.1     Guarantee to the Vendor

        For valuable consideration, the Guarantor hereby guarantees payment to the Vendor (forthwith after demand therefor as hereinafter provided) of the liabilities (if any) when due and payable (pursuant to the terms of Section 10.1 hereof) which the Purchaser or its successors and assigns has incurred or is under, to the Vendor that arise only by virtue of Section 10.1 hereof (the "Guaranteed Amounts") and Guarantor agrees that:

  (a)
  this shall be a continuing guarantee and shall cover all liabilities (if any) of the Purchaser to the Vendor under and in respect of the Guaranteed Amounts arising after the Closing Date and shall be binding as a continuing obligation of the Guarantor until all Guaranteed Amounts have been paid in full (by the Purchaser, the Guarantor or a combination thereof), following which, this Guarantee shall be at an end;

  (b)
  any change or changes in the name of the Purchaser shall not affect or in any way limit or lessen the liability of the Guarantor hereunder and this guarantee shall extend to the Person acquiring or from time to time carrying on the business of the Purchaser;

  (c)
  in the case of liquidation, winding-up or bankruptcy of the Purchaser (whether voluntary or compulsory) or if the Purchaser shall make any composition with creditors or scheme of arrangement, the Vendor shall have the right to rank for its full claim in respect of the Guaranteed Amounts then due and payable and receive all dividends or other payments in respect thereof until the Vendor's claim in respect of such Guaranteed Amounts then due and payable has been paid in full (by the Purchaser, the Guarantor or a combination thereof) and the Guarantor shall continue to be liable for any balance which may be owing to the Vendor by the Purchaser in respect of the Guaranteed Amounts;

  (d)
  notwithstanding any other provision in this Article 11 to the contrary, if, pursuant to the terms of Section 10.1 hereof, Guaranteed Amounts are due and payable to the Vendor, the accrual of the obligations of the Guarantor hereunder shall be conditional upon the Vendor having first pursued and exhausted its rights for such Guaranteed Amounts against the Purchaser. For greater certainty, before demand for payment is made by the Vendor to the Guarantor for any Guaranteed Amounts, the Vendor shall have: (i) made a request of, or demand upon, the Purchaser in writing for such Guaranteed Amounts (with a copy of such request or demand to be delivered to the Guarantor at the time of delivery of same to the Purchaser); and (ii) for a period of sixty (60) days thereafter, used reasonable commercial efforts to satisfy such claim from the Purchaser. In the event any Guaranteed Amounts remain outstanding after such sixty (60) day period, the Guarantor shall make payment to the Vendor of such Guaranteed Amounts forthwith after demand therefor is made by the Vendor in writing;

  (e)
  the provisions of this Article 11 shall extend to and enure to the benefit of the successors and permitted assigns of the Vendor under this Agreement and shall be binding upon the Guarantor and its successors and assigns, references herein to the "Purchaser" shall mean and refer to the Purchaser and its successors and permitted assigns under this Agreement; and

  (f)
  the provisions of this Section 11.1 shall survive the Closing.

ARTICLE 12

GENERAL

12.1     As-Is/Where-Is Transaction

        The Purchaser acknowledges and agrees that except as expressly provided in this Agreement or in any Closing Documents provided by the Vendor to the Purchaser at Closing, and without derogating from any indemnities provided by the Vendor herein or in any Closing Documents, the Vendor makes no representation, warranty or covenant, express, implied or statutory, of any kind whatsoever with respect to the Subject Assets, including, without limitation, representation, warranty or covenant as to title, survey conditions, use of the Subject Assets for the Purchaser's intended use, the condition of the Subject Assets, past or present use, development, investment potential, tax ramifications or consequences, compliance with any Applicable Laws, present or future zoning, the presence or absence of Hazardous Substances, the availability of utilities, habitability, merchantability, fitness or suitability for any purpose, or any other matter with respect to the Subject Assets, all of which are (without derogating from any indemnities provided by the Vendor herein or in any Closing Documents), except as otherwise expressly provided in this Agreement or in any Closing Documents provided by the Vendor to the Purchaser at Closing, hereby expressly disclaimed by the Vendor. The provisions of this Section shall survive Closing and the delivery of the Deed or any expiration or termination of this Agreement without limitation as to time.

12.2     No Registration

        The parties hereto acknowledge and agree that none of the parties shall register, or cause to be registered, this Agreement, or any part thereof, including without limitation Section 10.1, or any instrument, agreement or other document evidencing this Agreement or the provisions of Section 10.1, against title to the Property (or any part thereof). Furthermore, the parties hereto acknowledge and agree that the Purchaser's obligations under Section 10.1 are personal to the Purchaser (and its successors and permitted assigns), and the Vendor's rights in respect thereof shall not be effective to create an interest in the Property (or any part thereof).

12.3     Obligations as Covenants

        Each agreement and obligation of each party hereto in this Agreement, even though not expressed as a covenant, shall be considered for all purposes to be a covenant.

12.4     Tender

        Any tender of documents or money may be made upon the party being tendered or upon its solicitors and money may be tendered by certified cheque or bank draft drawn on or from one of the five largest Schedule I Canadian chartered banks or a first class bank of the United States of America, or by wire transfer. All cheques to be tendered shall be drawn upon one of the five largest Schedule I Canadian chartered banks, measured by reference to authorized capital.

12.5     Relationship of the Parties

        Nothing in this Agreement shall be construed so as to make the Purchaser a partner of the Vendor and nothing in this Agreement shall be construed so as to make the Purchaser an owner of the Lands for any purpose until the Closing Date.

12.6     Amendment of Agreement

        No supplement, modification or waiver of this Agreement, or any provision thereof, shall be binding unless executed in writing by both parties hereto.

12.7     Notices

        Any notice, request, consent, acceptance, waiver or other communication required or permitted to be given under this Agreement (the "Notice") shall be in writing and shall be given by delivery or telecopy addressed or sent as set out below:

  (a)
  in the case of the Purchaser addressed to it at:

      c/o MI Developments Inc.
      455 Magna Drive
      Aurora, Ontario, Canada L4G 7A9

      Attention: General Counsel
      Fax:           (905) 726-2095

    with a copy to:

      Davies Ward Phillips & Vineberg LLP
      Suite 4400
      1 First Canadian Place
      100 King Street West
      Toronto, Ontario, Canada M5X 1B1

      Attention: Kent F. Beattie
      Fax:           (416) 863-0871

  (b)
  in the case of the Guarantor addressed to it at:

      c/o MI Developments Inc.
      455 Magna Drive
      Aurora, Ontario, Canada L4G 7A9

      Attention: General Counsel
      Fax:           (905) 726-2095

    with a copy to:

      Davies Ward Phillips & Vineberg LLP
      Suite 4400
      1 First Canadian Place
      100 King Street West
      Toronto, Ontario, Canada M5X 1B1

      Attention: Kent F. Beattie
      Fax:           (416) 863-0871

  (c)
  and in the case of the Vendor addressed to it at:

      c/o Magna Entertainment Corp.
      337 Magna Drive
      Aurora, Ontario, Canada L4G 7K1

      Attention: Blake S. Tohana
      Fax:           (905) 726-2585

        Any Notice which is delivered or is sent by telecopy in accordance with the foregoing shall be deemed to have been validly and effectively given and received on the date it is delivered or sent, unless it is delivered or sent after 5:00 p.m. on any given day or on a day which is not a Business Day, in which case it shall be deemed to have been validly and effectively given and received on the Business Day next following the day it was delivered or sent, provided that in the case of a Notice sent by telecopy it shall not be deemed to have been sent unless there has been confirmation of transmission. By giving to the other party at least three Business Days' prior Notice, either party may, at any time and from time to time, change its address for delivery or communication for the purposes of this Section 12.7.

12.8     Lawyers as Agents

        Notices, approvals, waivers and other documents permitted, required or contemplated by this Agreement may be given or delivered by the parties or by their respective solicitors on their behalf.

12.9     Confidentiality

        The parties agree that this Agreement and the transaction of purchase and sale referred to herein, and any information provided by either party to the other with respect to this transaction, or the Property, shall be kept strictly confidential and no public announcements will be made in respect thereof without the prior consent of the other party, provided that the parties may give such information on a confidential basis to their advisors and consultants and as may be required by Applicable Laws. Notwithstanding any other provision of this Agreement, if the Transaction is completed, no party shall have any further rights, obligations or liability under this Section 12.9, regardless of whether any such rights, obligations or liability relate to the period prior to or after the Closing.

12.10   No Solicitation

        The Vendor agrees that during the term of this Agreement the Vendor will not solicit a possible sale of all or any part of the Property with any other party.

12.11   Further Assurances

        Each of the parties hereto shall, at its own cost, from time to time hereafter and upon any reasonable request of the other, execute and deliver, make or cause to be made all such further acts, deeds, assurances and things as may be required or necessary to more effectually implement and carry out the true intent and meaning of this Agreement.

12.12   Entire Agreement

        This Agreement constitutes the entire agreement between the parties hereto pertaining to the agreement of purchase and sale of the Property provided for herein and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, with respect thereto, and there are no other warranties or representations and no other agreements between the parties hereto in connection with the agreement of purchase and sale provided for herein except as specifically set forth in this Agreement.

12.13   Waiver

        No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar) nor shall any waiver constitute a continuing waiver unless otherwise expressed or provided.

12.14   Survival after Termination

        Notwithstanding the termination of this Agreement or this Agreement becoming of no further force or effect whatsoever for any reason, the provisions of Sections 2.4 and 4.3, shall continue to be applicable.

12.15   Survival

        This Agreement shall survive the Closing of the Transaction and shall remain in full force and effect thereafter in accordance with its terms.

12.16   Assignment

        Neither the Vendor nor the Purchaser shall assign its rights and/or obligations hereunder (or agree to do so) without the prior written consent of the other party, which consent may be withheld by such party in its sole and absolute discretion.

12.17   Successors and Assigns

        All of the covenants and agreements in this Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall enure to the benefit of and be enforceable by the parties hereto and their respective successors and their permitted assigns pursuant to the terms and conditions of this Agreement.

12.18   Counterparts

        This Agreement may be executed in multiple counterparts, each of which shall be deemed an original hereof, and all of which shall constitute a single agreement effective as of the date hereof. Any delivery of an executed copy of this Agreement by way of telecopy shall constitute delivery hereof, provided that any party delivering by way of telecopy shall, as soon as reasonably practicable, deliver an originally executed counterpart of this Agreement to the other parties.

         [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

        IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

MI DEVELOPMENTS (MARYLAND) INC.
By:
Name:	Richard J. Crofts
Title:	Executive Vice-President, Corporate Development, General Counsel and Secretary

By:	c/s
Name:	Robert Kunihiro
Title:	Executive Vice-President and Chief Financial Officer
I/We have authority to bind the Corporation.

MI DEVELOPMENTS INC.
By:
Name:	Richard J. Crofts
Title:	Executive Vice-President, Corporate Development, General Counsel and Secretary

By:	c/s
Name:	Robert Kunihiro
Title:	Executive Vice-President and Chief Financial Officer
I/We have authority to bind the Corporation.

LAUREL RACING ASSOCIATION LIMITED PARTNERSHIP, by its general partner LAUREL RACING ASSOCIATION INC.
By:
Name:
Title:

By:	c/s
Name:
Title:
I/We have authority to bind the Corporation.

SCHEDULE A

LEGAL DESCRIPTION OF THE LANDS

AREA "A"

        BEING A PORTION OF THE FIRST PARCEL OF THAT CONVEYANCE FROM LAUREL RACE COURSE, INC., A MARYLAND CORPORATION, TO LAUREL RACING ASSOCIATION LIMITED PARTNERSHIP, A MARYLAND LIMITED PARTNERSHIP, BY DEED DATED DECEMBER 10, 1984, AND RECORDED AMONG THE LAND RECORDS OF HOWARD COUNTY, MARYLAND IN LIBER 1309 FOLIO 356.

        BEGINNING FOR THE SAME AT AN IRON PIPE FOUND AT THE END OF THE 24TH OR NORTH 39°14'51" EAST 219.94 FEET LINE OF THE ABOVE SAID DEED, SAID IRON PIPE BEING ON THE SOUTHEASTERN MOST RIGHT OF WAY LINE OF MARYLAND ROUTE 1, AS SHOWN ON MARYLAND STAT ROADS COMMISSION PLAT 36909; THENCE, LEAVING SAID RIGHT OF WAY AND BINDING ON PART OF THE 25TH OR SOUTH 51°05'27" EAST 577.88 FEET LINE OF SAID DEED, WITH COURSES REFERRED TO THE MARYLAND STATE PLANE COORDINATE SYSTEM (NAD 83)

1)
SOUTH 51°09'58" EAST 301.62 FEET TO A POINT ON THE NORTHEASTERN MOST RIGHT OF WAY LINE FOR THE LAUREL BY-PASS, AS SHOWN ON MARYLAND STATE ROADS COMMISSION PLAT 6774; THENCE, BINDING ON SAID RIGHT OF WAY

2)
SOUTH 41°33'58" WEST 151.15 FEET TO A POINT; THENCE,

3)
NORTH 48°26'02" WEST 35.00 FEET TO A POINT; THENCE,

4)
SOUTH 41°33'58" WEST 64.09 FEET TO A POINT AT THE END OF THE 4TH OR SOUTH 26°34'51" EAST 70.00 FEET LINE OF THE CONVEYANCE FROM LAUREL RACE COURSE, INC. TO THE HOWARD COUNTY METROPOLITAN COMISSION, BY DEED DATED JUNE 11, 1964 AND RECORDED AMONG THE LAND RECORDS OF HOWARD COUNTY, MARYLAND IN LIBER 420, FOLIO 17; THENCE, LEAVING SAID RIGHT OF WAY AND BINDING REVERSELY ON THE 4TH, 3RD AND 2ND LINES OF SAID DEED

5)
NORTH 26°34'51" WEST 70.15 FEET TO A POINT; THENCE,

6)
SOUTH 41°30'09" WEST 90.30 FEET TO A POINT; THENCE,

7)
SOUTH 77°24'49" WEST 64.68 FEET TO A POINT ON THE EASTERN BANK OF THE PATUXENT RIVER; THENCE, LEAVING SAID RIGHT OF WAY, AND BINDING ON SAID BANK;

8)
NORTH 16°03'47" WEST 139.95 FEET TO A POINT ON THE BEFORE SAID RIGHT OF WAY FOR MARYLAND ROUTE 1; THENCE, BINDING ON SAID RIGHT OF WAY

9)
NORTH 39°10'01" EAST 44.24 FEET TO A POINT; THENCE,

10)
NORTH 50°49'58" WEST 27.00 FEET TO A POINT; THENCE,

11)
NORTH 39°10'01" EAST 185.00 FEET TO A POINT; THENCE,

12)
NORTH 50°49'59" WEST 8.00 FEET TO A POINT; THENCE,

13)
NORTH 39°10'01" EAST 15.00 FEET TO THE POINT OF BEGINNING.

        CONTAINING 70,018 SQUARE FEET, OR 1.607 ACRES, MORE OR LESS.

AREA "B"

        BEING A PORTION OF THE FIRST PARCEL OF THAT CONVEYANCE FROM LAUREL RACE COURSE, INC., A MARYLAND CORPORATION, TO LAUREL RACING ASSOCIATION LIMITED PARTNERSHIP, A MARYLAND LIMITED PARTNERSHIP, BY DEED DATED DECEMBER 10, 1984, AND RECORDED AMONG THE LAND RECORDS OF HOWARD COUNTY, MARYLAND IN LIBER 1309 FOLIO 356.

        BEGINNING FOR THE SAME AT AN IRON PIPE FOUND AT THE END OF THE 29TH OR NORTH 51°10'27" EAST 706.50 FEET LINE OF THE ABOVE SAID DEED, SAID IRON PIPE BEING ON THE EASTERLY RIGHT OF WAY LINE OF MARYLAND ROUTE 1, AS SHOWN ON MARYLAND STAT ROADS COMMISSION PLAT 36909; THENCE, BINDING ON SAID RIGHT OF WAY AND THE 30TH OR NORTH 39°17'02" EAST 100.00 FEET LINE OF SAID DEED, WITH COURSES REFERRED TO THE MARYLAND STATE PLANE COORDINATE SYSTEM (NAD 83)

1)
NORTH 38°03'10" EAST 100.01 FEET TO A POINT LOCATED 0.48 FEET FROM AN IRON PIPE FOUND; THENCE, LEAVING SAID RIGHT OF WAY, AND BINDING ON PART OF THE 31ST OR SOUTH 51°10'26" EAST 580.87 LINE OF SAID DEED

2)
SOUTH 50°39'28" WEST 319.41 FEET TO A POINT ON THE WESTERN MOST RIGHT OF WAY FOR THE LAUREL BY PASS, AS SHOWN ON STATE ROADS COMISSION PLAT 6774; THENCE, BINDING ON SAID RIGHT OF WAY

3)
SOUTH 41°33'58" WEST 100.07 FEET TO A POINT ON THE BEFORE SAID 29TH LINE; THENCE, BINDING ON PART OF SAID LINE

4)
NORTH 50°39'28" WEST 313.28 FEET TO THE POINT OF BEGINNING.

        CONTAINING 31,629 SQUARE FEET, OR 0.726 ACRES, MORE OR LESS.

        SAVING AND EXCEPTING 0.005 ACRES OF LAND CONVEYED TO ALAN JEROME SOPER FROM LAUREL RACING ASSOCIATION LIMITED PARTNERSHIP BY CONFIRMATORY QUITCLAIM DEED, DATED AUGUST 4, 2004 AND RECORDED AMONG THE LAND RECORDS OF HOWARD COUNTY, MARYLAND IN LIBER 9157, FOLIO 239.

AREA "C"

        BEING A PORTION OF THAT CONVEYANCE FROM LAUREL RACE COURSE, INC., A MARYLAND CORPORATION, TO LAUREL RACING ASSOCIATION LIMITED PARTNERSHIP, A MARYLAND LIMITED PARTNERSHIP, BY DEED DATED DECEMBER 10, 1984, AND RECORDED AMONG THE LAND RECORDS OF HOWARD COUNTY, MARYLAND IN LIBER 1309 FOLIO 356, AND ALL OF THAT CONVEYANCE FROM ANNA MAY FADELY BROWN TO LAUREL RACING ASSOCIATION LIMITED PARTNERSHIP, A MARYLAND LIMITED PARTNERSHIP, BY DEED DATED NOVEMBER 6, 1985 AND RECORDED AMONG THE LAND RECORDS OF HOWARD COUNTY, MARYLAND IN LIBER 1406, FOLIO 311.

        BEGINNING FOR THE SAME AT A POINT AT THE END OF THE 40th OR SOUTH 51°16'47" EAST 817.40 FOOT LINE OF THE FIRST MENTIONED DEED ABOVE, SAID POINT ALSO BEING ON THE NORTHERLY RIGHT OF WAY LINE OF THE BALTIMORE AND OHIO RAILROAD PROPERTY AS DESCRIBED IN A DEED RECORDED IN LIBER GW 89, FOLIO 218, SAID POINT ALSO BEING THE SOUTHERLY MOST CORNER OF THE PROPERTY OF 9001 WHISKEY BOTTOM ROAD, LLC AS DESCRIBED IN A DEED RECORDED IN LIBER 10207, FOLIO 356 AND RUNNING WITH AND ALONG THE SAID NORTHERLY RAILROAD RIGHT OF WAY LINE THE FOLLOWING TWENTY (20) COURSES AND DISTANCES:

  1)
  949.77 FEET ALONG THE ARC OF A CURVE DEFLECTING TO THE RIGHT HAVING A RADIUS OF 2192.01 FEET AND A CHORD BEARING AND DISTANCE OF SOUTH 56°01'06" WEST 942.36 FEET TO A POINT; THENCE,

  2)
  681.24 FEET ALONG THE ARC OF A CURVE DEFLECTING TO THE RIGHT HAVING A RADIUS OF 5629.65 FEET AND A CHORD BEARING AND DISTANCE OF SOUTH 71°53'52" WEST 680.83 FEET TO A POINT; THENCE,

  3)
  SOUTH 75°21'52" WEST 315.40 FEET TO A POINT; THENCE,

  4)
  370.00 FEET ALONG THE ARC OF A CURVE DEFLECTING TO THE LEFT HAVING A RADIUS OF 3919.83 FEET AND A CHORD BEARING AND DISTANCE OF SOUTH 72°39'37" WEST 369.86 FEET TO A POINT; THENCE,

  5)
  SOUTH 34°09'52" WEST 80.00 FEET TO A POINT; THENCE,

  6)
  SOUTH 67°10'52" WEST 92.00 FEET TO A POINT; THENCE,

  7)
  SOUTH 66°40'52" WEST 102.40 FEET TO A POINT; THENCE,

  8)
  SOUTH 62°25'52" WEST 101.90 FEET TO A POINT; THENCE,

  9)
  SOUTH 61°10'52" WEST 97.00 FEET TO A POINT; THENCE,

  10)
  SOUTH 61°42'52" WEST 107.90 FEET TO A POINT; THENCE,

  11)
  SOUTH 61°10'52" WEST 99.00 FEET TO A POINT; THENCE,

  12)
  SOUTH 59°25'52" WEST 99.50 FEET TO A POINT; THENCE,

  13)
  SOUTH 58°10'52" WEST 101.90 FEET TO A POINT; THENCE,

  14)
  SOUTH 54°10'52" WEST 96.00 FEET TO A POINT; THENCE,

  15)
  SOUTH 52°55'52" WEST 98.00 FEET TO A POINT; THENCE,

  16)
  SOUTH 54°25'52" WEST 102.50 FEET TO A POINT; THENCE,

  17)
  SOUTH 60°10'52" WEST 110.00 FEET TO A POINT; THENCE,

  18)
  SOUTH 50°10'52" WEST 105.90 FEET TO A POINT; THENCE,

  19)
  SOUTH 50°40'52" WEST 100.90 FEET TO A POINT; THENCE,

  20)
  SOUTH 49°50'52" WEST 34.62 FEET TO A POINT ON THE EASTERN BANK OF THE PATUXENT RIVER; THENCE RUNNING WITH AND ALONG SAID BANK THE FOLLOWING FIVE (5) COURSES AND DISTANCES:

  21)
  NORTH 55°53'49" WEST 42.34 FEET TO A POINT; THENCE,

  22)
  NORTH 28°48'29" WEST 136.95 FEET TO A POINT; THENCE,

  23)
  NORTH 09°31'38" WEST 277.83 FEET TO A POINT; THENCE,

  24)
  NORTH 36°46'19" EAST 96.39 FEET TO A POINT; THENCE,

  25)
  NORTH 16°03'47" WEST 54.16 FEET TO A POINT ON THE SOUTHERLY RIGHT OF WAY LINE FOR THE LAUREL BY PASS, AS SHOWN ON STATE ROADS COMMISSION PLAT 6774; THENCE, LEAVING SAID BANK AND BINDING ON SAID RIGHT OF WAY

  26)
  NORTH 41°33'58" EAST 87.68 FEET TO A POINT; THENCE,

  27)
  NORTH 48°26'02" WEST 55.00 FEET TO A POINT; THENCE,

  28)
  NORTH 41°33'58" EAST 111.00 FEET TO A POINT; THENCE

  29)
  SOUTH 48°26'02" EAST 35.00 FEET TO A POINT; THENCE

  30)
  NORTH 41°33'58" EAST 100.00 FEET TO A POINT; THENCE

  31)
  NORTH 48°26'02" WEST 35.00 FEET TO A POINT; THENCE

  32)
  NORTH 41°33'58" EAST 189.54 FEET TO A POINT ON THE 25TH OR SOUTH 51°05'27" EAST 577.83 FEET LINE OF THE BEFORE FIRST SAID CONVEYANCE; THENCE, LEAVING SAID RIGHT OF WAY AND BINDING ON PART OF SAID LINE

  33)
  SOUTH 51°09'58" EAST 227.39 FEET TO AN IRON PIPE FOUND; THENCE

  34)
  NORTH 36°01'41" EAST 148.58 FEET TO AN IRON PIPE FOUND; THENCE

  35)
  SOUTH 51°27'42" EAST 135.79 FEET TO AN IRON PIPE FOUND; THENCE

  36)
  NORTH 39°29'04" EAST 199.38 FEET TO A CONCRETE MONUMENT FOUND; THENCE, BINDING ON PART OF THE 29TH OR NORTH 51°10'27" WEST 706.50 FEET LINE OF THE FIRST SAID CONVEYANCE

  37)
  NORTH 50°39'28" WEST 341.41 FEET TO A POINT ON THE BEFORE SAID RIGHT OF WAY LINE FOR THE LAUREL BYPASS; THENCE, BINDING ON SAID RIGHT OF WAY

  38)
  NORTH 41°33'58" EAST 100.07 FEET TO A POINT ON THE 31ST OR SOUTH 51°10'26" EAST 580.87 FEET LINE OF THE FIRST SAID CONVEYANCE; THENCE, BINDING ON PART OF SAID LINE

  39)
  SOUTH 50°39'28" EAST 131.42 FEET TO A POINT AT THE END OF THE 3RD OR NORTH 43°55' WEST 80 FEET LINE OF THE BEFORE SAID SECOND CONVEYANCE; THENCE, BINDING ON THE 4TH AND 1ST LINES OF SAID DEED

  40)
  NORTH 39°51'12" EAST 70.00 FEET TO A POINT ON THE WESTERN MOST SIDE OF A 25 FEET RIGHT OF WAY; THENCE, BINDING ON SAID RIGHT OF WAY

  41)
  SOUTH 50°39'34" EAST 80.00 FEET TO A POINT ON THE 32nd OR NORTH 39°28'44" EAST 96.69 FEET LINE OF THE BEFORE SAID FIRST CONVEYANCE; THENCE, BINDING ON PART OF SAID LINE

  42)
  NORTH 39°51'12" EAST 25.13 FEET TO A POINT AT THE END THEREOF AND ON EASTERN MOST SIDE OF THE SAID 25 FEET RIGHT OF WAY; THENCE, BINDING ON THE SAID RIGHT OF WAY, AND THE 33RD THROUGH THE 47 TH LINES OF THE BEFORE SAID FIRST DEED

  43)
  NORTH 50°39'28" WEST 102.65 FEET TO A POINT; THENCE, LEAVING SAID RIGHT OF WAY

  44)
  NORTH 39°40'58" EAST 200.00 FEET TO A POINT; THENCE

  45)
  NORTH 51°22'37" EAST 665.06 FEET TO A POINT LOCATED 5.71 FEET FROM A PIPE FOUND; THENCE

  46)
  SOUTH 50°29'42" EAST 591.76 FEET TO AN IRON PIPE FOUND; THENCE

  47)
  NORTH 35°10'12" EAST 946.75 FEET TO A POINT; THENCE

  48)
  SOUTH 51°18'47" EAST 367.55 FEET TO AN IRON PIPE FOUND; THENCE

  49)
  NORTH 35°11'13" EAST 285.45 FEET TO A POINT; THENCE

  50)
  SOUTH 51°18'47" EAST 815.50 FEET TO THE POINT OF BEGINNING.

        CONTAINING 2,679,441 SQUARE FEET OR 61.511 ACRES, MORE OR LESS.

SCHEDULE B

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

        THIS ASSIGNMENT AND ASSUMPTION OF LEASES made as of the                    day of                                      , 2007.

B E T W E E N:

        LAUREL RACING ASSOCIATION LIMITED PARTNERSHIP,
        a Maryland limited partnership
        (the "        Vendor"),

OF THE FIRST PART,

– and –

        MI DEVELOPMENTS (MARYLAND) INC.,
        a Delaware corporation
        (the "        Purchaser"),

OF THE SECOND PART.

        WHEREAS pursuant to an agreement of purchase and sale made between the Vendor, as vendor and the Purchaser, as purchaser made as of February 7, 2007 (the "Purchase Agreement"), the Vendor agreed to sell and the Purchaser agreed to purchase, among other things, the property legally described in Schedule A hereto (the "Property");

        AND WHEREAS pursuant to the Purchase Agreement, the Vendor has agreed that the Leases (as defined below) shall be assigned to the Purchaser;

        NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS

        1.1    Definitions:    Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement. The terms defined herein shall have, for all purposes of this Agreement, the following meanings, unless the context expressly or by necessary implication otherwise requires:

  (a)
  "Agreement" means this Assignment and Assumption of Leases, including the schedules attached hereto;

  (b)
  "Assigned Interest" means all of the Vendor's right, title and interest in and to the Assigned Leases and all rights, benefits and advantages whatsoever to be derived therefrom from and after the date hereof;

  (c)
  "Assigned Leases" means all agreements to lease, leases, renewals of leases, subtenancy agreements and other rights (including licences) granted by or on behalf of the Vendor or its predecessors in title as owner of the Property which entitle any Person to possess or occupy any space within the Property, which Assigned Leases are listed on the attached Schedule B, together with all security, guarantees and indemnities relating thereto.

ARTICLE 2

ASSIGNMENT

        2.1    Assignment by the Vendor:    The Vendor hereby absolutely grants, transfers, assigns and sets over, as of the date of this Agreement and to the extent such Leases are assignable at law, the Assigned Interest unto the Purchaser. The parties agree that if the assignment of any Assigned Lease is prohibited at law or requires the consent of any other party or parties and such consent has not or cannot be obtained, the Vendor shall hold the

Assigned Interest in such Assigned Lease in trust for the benefit of the Purchaser and shall take all actions with respect thereto as the Purchaser may direct for the Purchaser's account and benefit.

        2.2    Acceptance by the Purchaser:    The Purchaser hereby accepts the assignment of the Assigned Interest as of the date of this Agreement.

ARTICLE 3

ASSUMPTION AND INDEMNITY

        3.1    Agreement by the Purchaser:    The Purchaser hereby agrees to be bound by, assume, comply with and be responsible for all of the obligations, covenants and liabilities of the Vendor accruing and arising from and after the date of this Agreement under or in respect of the Assigned Leases. Without limiting the generality of the foregoing, the Purchaser covenants and agrees with the Vendor:

  (a)
  to pay all amounts payable by the Vendor under and in respect of the Assigned Leases relating to the period from and including the date of this Agreement; and

  (b)
  to indemnify and save harmless the Vendor, its partners, employees and agents, from and against any and all liabilities, damages, costs, expenses, causes of action, suits, Claims, demands and judgments arising from or in connection with a breach by the Purchaser, its shareholders, directors, officers, employees, agents or those for whom it is responsible at law, from and after the date of this Agreement, of any of the covenants and obligations of the Vendor under or in respect of the Assigned Leases.

        3.2    Agreement by the Vendor:    The Vendor hereby agrees to be bound by and be responsible for all of the obligations, covenants and liabilities of the Vendor accruing and arising prior to the date of this Agreement under or in respect of the Assigned Leases. Without limiting the generality of the foregoing, the Vendor covenants and agrees with the Purchaser:

  (a)
  to pay all amounts payable by the Vendor under and in respect of the Assigned Leases relating to the period prior to the date of this Agreement; and

  (b)
  to indemnify and save harmless the Purchaser and its shareholders, directors, officers, employees and agents, from and against any and all liabilities, damages, costs, expenses, causes of action, suits, Claims, demands and judgments arising from or in connection with a breach by the Vendor, its partners, employees or agents, prior to the date of this Agreement, of any of the covenants and obligations of the Vendor under or in respect of the Assigned Leases.

ARTICLE 4

MISCELLANEOUS

        4.1    Governing Law:    This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland and the applicable laws of the United States of America.

        4.2    Further Assurances:    Each of the parties shall execute and deliver all such further documents and do such other things as the other party may reasonably request to give full effect to this Agreement.

        4.3    Successors and Assigns:    All of the covenants and agreements in this Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF the parties have executed this Agreement.

LAUREL RACING ASSOCIATION LIMITED PARTNERSHIP, by its general partner LAUREL RACING ASSOCIATION INC.
By:
Name:
Title:

By:
Name:
Title:
I/We have authority to bind the Corporation.

MI DEVELOPMENTS (MARYLAND) INC.
By:
Name:
Title:

By:
Name:
Title:
I/We have authority to bind the Corporation.

SCHEDULE A

LEGAL DESCRIPTION OF THE LANDS

AREA "A"

        BEING A PORTION OF THE FIRST PARCEL OF THAT CONVEYANCE FROM LAUREL RACE COURSE, INC., A MARYLAND CORPORATION, TO LAUREL RACING ASSOCIATION LIMITED PARTNERSHIP, A MARYLAND LIMITED PARTNERSHIP, BY DEED DATED DECEMBER 10, 1984, AND RECORDED AMONG THE LAND RECORDS OF HOWARD COUNTY, MARYLAND IN LIBER 1309 FOLIO 356.

        BEGINNING FOR THE SAME AT AN IRON PIPE FOUND AT THE END OF THE 24TH OR NORTH 39°14'51" EAST 219.94 FEET LINE OF THE ABOVE SAID DEED, SAID IRON PIPE BEING ON THE SOUTHEASTERN MOST RIGHT OF WAY LINE OF MARYLAND ROUTE 1, AS SHOWN ON MARYLAND STAT ROADS COMMISSION PLAT 36909; THENCE, LEAVING SAID RIGHT OF WAY AND BINDING ON PART OF THE 25TH OR SOUTH 51°05'27" EAST 577.88 FEET LINE OF SAID DEED, WITH COURSES REFERRED TO THE MARYLAND STATE PLANE COORDINATE SYSTEM (NAD 83)

1)
SOUTH 51°09'58" EAST 301.62 FEET TO A POINT ON THE NORTHEASTERN MOST RIGHT OF WAY LINE FOR THE LAUREL BY-PASS, AS SHOWN ON MARYLAND STATE ROADS COMMISSION PLAT 6774; THENCE, BINDING ON SAID RIGHT OF WAY

2)
SOUTH 41°33'58" WEST 151.15 FEET TO A POINT; THENCE,

3)
NORTH 48°26'02" WEST 35.00 FEET TO A POINT; THENCE,

4)
SOUTH 41°33'58" WEST 64.09 FEET TO A POINT AT THE END OF THE 4TH OR SOUTH 26°34'51" EAST 70.00 FEET LINE OF THE CONVEYANCE FROM LAUREL RACE COURSE, INC. TO THE HOWARD COUNTY METROPOLITAN COMISSION, BY DEED DATED JUNE 11, 1964 AND RECORDED AMONG THE LAND RECORDS OF HOWARD COUNTY, MARYLAND IN LIBER 420, FOLIO 17; THENCE, LEAVING SAID RIGHT OF WAY AND BINDING REVERSELY ON THE 4TH, 3RD AND 2ND LINES OF SAID DEED

5)
NORTH 26°34'51" WEST 70.15 FEET TO A POINT; THENCE,

6)
SOUTH 41°30'09" WEST 90.30 FEET TO A POINT; THENCE,

7)
SOUTH 77°24'49" WEST 64.68 FEET TO A POINT ON THE EASTERN BANK OF THE PATUXENT RIVER; THENCE, LEAVING SAID RIGHT OF WAY, AND BINDING ON SAID BANK;

8)
NORTH 16°03'47" WEST 139.95 FEET TO A POINT ON THE BEFORE SAID RIGHT OF WAY FOR MARYLAND ROUTE 1; THENCE, BINDING ON SAID RIGHT OF WAY

9)
NORTH 39°10'01" EAST 44.24 FEET TO A POINT; THENCE,

10)
NORTH 50°49'58" WEST 27.00 FEET TO A POINT; THENCE,

11)
NORTH 39°10'01" EAST 185.00 FEET TO A POINT; THENCE,

12)
NORTH 50°49'59" WEST 8.00 FEET TO A POINT; THENCE,

13)
NORTH 39°10'01" EAST 15.00 FEET TO THE POINT OF BEGINNING.

        CONTAINING 70,018 SQUARE FEET, OR 1.607 ACRES, MORE OR LESS.

AREA "B"

        BEING A PORTION OF THE FIRST PARCEL OF THAT CONVEYANCE FROM LAUREL RACE COURSE, INC., A MARYLAND CORPORATION, TO LAUREL RACING ASSOCIATION LIMITED PARTNERSHIP, A MARYLAND LIMITED PARTNERSHIP, BY DEED DATED DECEMBER 10, 1984, AND RECORDED AMONG THE LAND RECORDS OF HOWARD COUNTY, MARYLAND IN LIBER 1309 FOLIO 356.

        BEGINNING FOR THE SAME AT AN IRON PIPE FOUND AT THE END OF THE 29TH OR NORTH 51°10'27" EAST 706.50 FEET LINE OF THE ABOVE SAID DEED, SAID IRON PIPE BEING ON THE EASTERLY RIGHT OF WAY LINE OF MARYLAND ROUTE 1, AS SHOWN ON MARYLAND STAT ROADS COMMISSION PLAT 36909; THENCE, BINDING ON SAID RIGHT OF WAY AND THE 30TH OR NORTH 39°17'02" EAST 100.00 FEET LINE OF SAID DEED, WITH COURSES REFERRED TO THE MARYLAND STATE PLANE COORDINATE SYSTEM (NAD 83)

1)
NORTH 38°03'10" EAST 100.01 FEET TO A POINT LOCATED 0.48 FEET FROM AN IRON PIPE FOUND; THENCE, LEAVING SAID RIGHT OF WAY, AND BINDING ON PART OF THE 31ST OR SOUTH 51°10'26" EAST 580.87 LINE OF SAID DEED

2)
SOUTH 50°39'28" WEST 319.41 FEET TO A POINT ON THE WESTERN MOST RIGHT OF WAY FOR THE LAUREL BY PASS, AS SHOWN ON STATE ROADS COMISSION PLAT 6774; THENCE, BINDING ON SAID RIGHT OF WAY

3)
SOUTH 41°33'58" WEST 100.07 FEET TO A POINT ON THE BEFORE SAID 29TH LINE; THENCE, BINDING ON PART OF SAID LINE

4)
NORTH 50°39'28" WEST 313.28 FEET TO THE POINT OF BEGINNING.

        CONTAINING 31,629 SQUARE FEET, OR 0.726 ACRES, MORE OR LESS.

        SAVING AND EXCEPTING 0.005 ACRES OF LAND CONVEYED TO ALAN JEROME SOPER FROM LAUREL RACING ASSOCIATION LIMITED PARTNERSHIP BY CONFIRMATORY QUITCLAIM DEED, DATED AUGUST 4, 2004 AND RECORDED AMONG THE LAND RECORDS OF HOWARD COUNTY, MARYLAND IN LIBER 9157, FOLIO 239.

AREA "C"

        BEING A PORTION OF THAT CONVEYANCE FROM LAUREL RACE COURSE, INC., A MARYLAND CORPORATION, TO LAUREL RACING ASSOCIATION LIMITED PARTNERSHIP, A MARYLAND LIMITED PARTNERSHIP, BY DEED DATED DECEMBER 10, 1984, AND RECORDED AMONG THE LAND RECORDS OF HOWARD COUNTY, MARYLAND IN LIBER 1309 FOLIO 356, AND ALL OF THAT CONVEYANCE FROM ANNA MAY FADELY BROWN TO LAUREL RACING ASSOCIATION LIMITED PARTNERSHIP, A MARYLAND LIMITED PARTNERSHIP, BY DEED DATED NOVEMBER 6, 1985 AND RECORDED AMONG THE LAND RECORDS OF HOWARD COUNTY, MARYLAND IN LIBER 1406, FOLIO 311.

        BEGINNING FOR THE SAME AT A POINT AT THE END OF THE 40th OR SOUTH 51°16'47" EAST 817.40 FOOT LINE OF THE FIRST MENTIONED DEED ABOVE, SAID POINT ALSO BEING ON THE NORTHERLY RIGHT OF WAY LINE OF THE BALTIMORE AND OHIO RAILROAD PROPERTY AS DESCRIBED IN A DEED RECORDED IN LIBER GW 89, FOLIO 218, SAID POINT ALSO BEING THE SOUTHERLY MOST CORNER OF THE PROPERTY OF 9001 WHISKEY BOTTOM ROAD, LLC AS DESCRIBED IN A DEED RECORDED IN LIBER 10207, FOLIO 356 AND RUNNING WITH AND ALONG THE SAID NORTHERLY RAILROAD RIGHT OF WAY LINE THE FOLLOWING TWENTY (20) COURSES AND DISTANCES:

  1)
  949.77 FEET ALONG THE ARC OF A CURVE DEFLECTING TO THE RIGHT HAVING A RADIUS OF 2192.01 FEET AND A CHORD BEARING AND DISTANCE OF SOUTH 56°01'06" WEST 942.36 FEET TO A POINT; THENCE,

  2)
  681.24 FEET ALONG THE ARC OF A CURVE DEFLECTING TO THE RIGHT HAVING A RADIUS OF 5629.65 FEET AND A CHORD BEARING AND DISTANCE OF SOUTH 71°53'52" WEST 680.83 FEET TO A POINT; THENCE,

  3)
  SOUTH 75°21'52" WEST 315.40 FEET TO A POINT; THENCE,

  4)
  370.00 FEET ALONG THE ARC OF A CURVE DEFLECTING TO THE LEFT HAVING A RADIUS OF 3919.83 FEET AND A CHORD BEARING AND DISTANCE OF SOUTH 72°39'37" WEST 369.86 FEET TO A POINT; THENCE,

  5)
  SOUTH 34°09'52" WEST 80.00 FEET TO A POINT; THENCE,

  6)
  SOUTH 67°10'52" WEST 92.00 FEET TO A POINT; THENCE,

  7)
  SOUTH 66°40'52" WEST 102.40 FEET TO A POINT; THENCE,

  8)
  SOUTH 62°25'52" WEST 101.90 FEET TO A POINT; THENCE,

  9)
  SOUTH 61°10'52" WEST 97.00 FEET TO A POINT; THENCE,

  10)
  SOUTH 61°42'52" WEST 107.90 FEET TO A POINT; THENCE,

  11)
  SOUTH 61°10'52" WEST 99.00 FEET TO A POINT; THENCE,

  12)
  SOUTH 59°25'52" WEST 99.50 FEET TO A POINT; THENCE,

  13)
  SOUTH 58°10'52" WEST 101.90 FEET TO A POINT; THENCE,

  14)
  SOUTH 54°10'52" WEST 96.00 FEET TO A POINT; THENCE,

  15)
  SOUTH 52°55'52" WEST 98.00 FEET TO A POINT; THENCE,

  16)
  SOUTH 54°25'52" WEST 102.50 FEET TO A POINT; THENCE,

  17)
  SOUTH 60°10'52" WEST 110.00 FEET TO A POINT; THENCE,

  18)
  SOUTH 50°10'52" WEST 105.90 FEET TO A POINT; THENCE,

  19)
  SOUTH 50°40'52" WEST 100.90 FEET TO A POINT; THENCE,

  20)
  SOUTH 49°50'52" WEST 34.62 FEET TO A POINT ON THE EASTERN BANK OF THE PATUXENT RIVER; THENCE RUNNING WITH AND ALONG SAID BANK THE FOLLOWING FIVE (5) COURSES AND DISTANCES:

  21)
  NORTH 55°53'49" WEST 42.34 FEET TO A POINT; THENCE,

  22)
  NORTH 28°48'29" WEST 136.95 FEET TO A POINT; THENCE,

  23)
  NORTH 09°31'38" WEST 277.83 FEET TO A POINT; THENCE,

  24)
  NORTH 36°46'19" EAST 96.39 FEET TO A POINT; THENCE,

  25)
  NORTH 16°03'47" WEST 54.16 FEET TO A POINT ON THE SOUTHERLY RIGHT OF WAY LINE FOR THE LAUREL BY PASS, AS SHOWN ON STATE ROADS COMMISSION PLAT 6774; THENCE, LEAVING SAID BANK AND BINDING ON SAID RIGHT OF WAY

  26)
  NORTH 41°33'58" EAST 87.68 FEET TO A POINT; THENCE,

  27)
  NORTH 48°26'02" WEST 55.00 FEET TO A POINT; THENCE,

  28)
  NORTH 41°33'58" EAST 111.00 FEET TO A POINT; THENCE

  29)
  SOUTH 48°26'02" EAST 35.00 FEET TO A POINT; THENCE

  30)
  NORTH 41°33'58" EAST 100.00 FEET TO A POINT; THENCE

  31)
  NORTH 48°26'02" WEST 35.00 FEET TO A POINT; THENCE

  32)
  NORTH 41°33'58" EAST 189.54 FEET TO A POINT ON THE 25TH OR SOUTH 51°05'27" EAST 577.83 FEET LINE OF THE BEFORE FIRST SAID CONVEYANCE; THENCE, LEAVING SAID RIGHT OF WAY AND BINDING ON PART OF SAID LINE

  33)
  SOUTH 51°09'58" EAST 227.39 FEET TO AN IRON PIPE FOUND; THENCE

  34)
  NORTH 36°01'41" EAST 148.58 FEET TO AN IRON PIPE FOUND; THENCE

  35)
  SOUTH 51°27'42" EAST 135.79 FEET TO AN IRON PIPE FOUND; THENCE

  36)
  NORTH 39°29'04" EAST 199.38 FEET TO A CONCRETE MONUMENT FOUND; THENCE, BINDING ON PART OF THE 29TH OR NORTH 51°10'27" WEST 706.50 FEET LINE OF THE FIRST SAID CONVEYANCE

  37)
  NORTH 50°39'28" WEST 341.41 FEET TO A POINT ON THE BEFORE SAID RIGHT OF WAY LINE FOR THE LAUREL BYPASS; THENCE, BINDING ON SAID RIGHT OF WAY

  38)
  NORTH 41°33'58" EAST 100.07 FEET TO A POINT ON THE 31ST OR SOUTH 51°10'26" EAST 580.87 FEET LINE OF THE FIRST SAID CONVEYANCE; THENCE, BINDING ON PART OF SAID LINE

  39)
  SOUTH 50°39'28" EAST 131.42 FEET TO A POINT AT THE END OF THE 3RD OR NORTH 43°55' WEST 80 FEET LINE OF THE BEFORE SAID SECOND CONVEYANCE; THENCE, BINDING ON THE 4TH AND 1ST LINES OF SAID DEED

  40)
  NORTH 39°51'12" EAST 70.00 FEET TO A POINT ON THE WESTERN MOST SIDE OF A 25 FEET RIGHT OF WAY; THENCE, BINDING ON SAID RIGHT OF WAY

  41)
  SOUTH 50°39'34" EAST 80.00 FEET TO A POINT ON THE 32nd OR NORTH 39°28'44" EAST 96.69 FEET LINE OF THE BEFORE SAID FIRST CONVEYANCE; THENCE, BINDING ON PART OF SAID LINE

  42)
  NORTH 39°51'12" EAST 25.13 FEET TO A POINT AT THE END THEREOF AND ON EASTERN MOST SIDE OF THE SAID 25 FEET RIGHT OF WAY; THENCE, BINDING ON THE SAID RIGHT OF WAY, AND THE 33RD THROUGH THE 47 TH LINES OF THE BEFORE SAID FIRST DEED

  43)
  NORTH 50°39'28" WEST 102.65 FEET TO A POINT; THENCE, LEAVING SAID RIGHT OF WAY

  44)
  NORTH 39°40'58" EAST 200.00 FEET TO A POINT; THENCE

  45)
  NORTH 51°22'37" EAST 665.06 FEET TO A POINT LOCATED 5.71 FEET FROM A PIPE FOUND; THENCE

  46)
  SOUTH 50°29'42" EAST 591.76 FEET TO AN IRON PIPE FOUND; THENCE

  47)
  NORTH 35°10'12" EAST 946.75 FEET TO A POINT; THENCE

  48)
  SOUTH 51°18'47" EAST 367.55 FEET TO AN IRON PIPE FOUND; THENCE

  49)
  NORTH 35°11'13" EAST 285.45 FEET TO A POINT; THENCE

  50)
  SOUTH 51°18'47" EAST 815.50 FEET TO THE POINT OF BEGINNING.

        CONTAINING 2,679,441 SQUARE FEET OR 61.511 ACRES, MORE OR LESS.

SCHEDULE B

LEASES

1.
Facilities use agreement made July 13, 2005 between Laurel Racing Association Limited Partnership and Ryder Truck Rental, Inc.

2.
License agreement (parking spaces) dated as of June 18, 2003 between Laurel Racing Association Limited Partnership, as licensor, and Enterprise Leasing Company, as licensee.

SCHEDULE C

LIST OF EXISTING CONTRACTS

None.

SCHEDULE D

LIST OF EXISTING LEASES

1.
Facilities use agreement made July 13, 2005 between Laurel Racing Association Limited Partnership and Ryder Truck Rental, Inc.

2.
License agreement (parking spaces) dated as of June 18, 2003 between Laurel Racing Association Limited Partnership, as licensor, and Enterprise Leasing Company, as licensee.

SCHEDULES

SCHEDULE A	–	LEGAL DESCRIPTION OF THE LANDS
SCHEDULE B	–	FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES
SCHEDULE C	–	LIST OF EXISTING CONTRACTS
SCHEDULE D	–	LIST OF EXISTING LEASES

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TABLE OF CONTENTS
AGREEMENT OF PURCHASE AND SALE
ARTICLE 1 INTERPRETATION
ARTICLE 2 AGREEMENT OF PURCHASE AND SALE
ARTICLE 3 PURCHASE PRICE
ARTICLE 4 CONDITIONS OF CLOSING
ARTICLE 5 TITLE
ARTICLE 6 CLOSING MATTERS
ARTICLE 7 REPRESENTATIONS, WARRANTIES AND COVENANTS
ARTICLE 8 INTERIM MATTERS
ARTICLE 9 ENVIRONMENTAL INDEMNIFICATION
ARTICLE 10 PROFIT PARTICIPATION
ARTICLE 11 GUARANTEE
ARTICLE 12 GENERAL
SCHEDULE A LEGAL DESCRIPTION OF THE LANDS
SCHEDULE B FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES
ARTICLE 1 DEFINITIONS
ARTICLE 2 ASSIGNMENT
ARTICLE 3 ASSUMPTION AND INDEMNITY
ARTICLE 4 MISCELLANEOUS
SCHEDULE A LEGAL DESCRIPTION OF THE LANDS
SCHEDULE B LEASES
SCHEDULE C LIST OF EXISTING CONTRACTS
SCHEDULE D LIST OF EXISTING LEASES
SCHEDULES